UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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American Woodmark Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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561 Shady Elm Road
Winchester, Virginia 22602

Notice of Annual Meeting of Shareholders

TO THE SHAREHOLDERS OF
AMERICAN WOODMARK CORPORATION:

    The Annual Meeting of Shareholders ("Annual Meeting") of American Woodmark Corporation (the "Company") will be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 24, 2023, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect as directors the eight nominees listed in the attached proxy statement to serve a one-year term on the Company's Board of Directors;
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending April 30, 2024;
3.	To approve the American Woodmark Corporation 2023 Stock Incentive Plan;
4.	To approve on an advisory basis the Company's executive compensation;
5.	To approve on an advisory basis the frequency of future advisory votes on the Company's executive compensation; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Only shareholders of record of shares of the Company's common stock at the close of business on June 20, 2023 will be entitled to vote at the Annual Meeting or any adjournments thereof.

    Whether or not you plan to attend the Annual Meeting, please mark, sign, and date the enclosed proxy and promptly return it in the enclosed envelope. If for any reason you desire to revoke your proxy, you may do so at any time before it is voted.

    All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
Paul Joachimczyk
Secretary

July 10, 2023

AMERICAN WOODMARK CORPORATION
561 Shady Elm Road
Winchester, Virginia 22602

Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. This Proxy Statement will be mailed to shareholders of American Woodmark Corporation (the "Company," "American Woodmark" or "us") on or about July 10, 2023.

Annual Stockholders meeting

Date	August 24, 2023

Time	9:00 a.m. Eastern Daylight Time

Place	American Woodmark Corporation Corporate Office
561 Shady Elm Road
Winchester, Virginia 22602

Record date	June 20, 2023

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Meeting Agenda

•Election of eight directors
•Ratification of Ernst & Young LLP ("EY") as our independent registered public accounting firm for fiscal year ending April 30, 2024 ("fiscal 2024")
•Approval of the American Woodmark Corporation 2023 Stock Incentive Plan
•Advisory approval of executive compensation
•Advisory approval of frequency of future advisory votes on executive compensation
•Transact other business that may properly come before the meeting

Voting Matter and Vote Recommendation

Item		Board recommendation	Reasons for recommendations	More information

1.	Election of eight directors	FOR
The Board and Governance, Sustainability and Nominating Committee believe that the eight director nominees possess the skills and experience to effectively monitor performance, provide oversight, and advise management on the Company's long-term strategy.
Page 6

2.	Ratification of EY as our independent registered public accounting firm for fiscal 2024	FOR	Based on the Audit Committee's assessment of EY's qualifications and performance, it believes that their retention for fiscal 2024 is in the best interests of the Company.	Page 52

3.	Approval of the American Woodmark Corporation 2023 Stock Incentive Plan	FOR	The Board believes it is important to attract and retain experienced and qualified employees	Page 52

4.	Advisory approval of executive compensation	FOR	The Company's executive compensation programs demonstrate the Company's pay for performance philosophy.	Page 58

5.	Advisory approval of frequency of future advisory votes on executive compensation	1 YEAR	The Board believes frequency of one year for holding future advisory votes on the compensation of the Company’s named executive officers is appropriate.	Page 58

Company Management Profile
The following table provides summary information about each current director.

					Committee memberships
Name	Age	Director since calendar year	Independent	Other public boards	AC	CC	GC	Attended at least 75% of Board and committee meetings	Up for election at current Annual Meeting
James G. Davis, Jr.	64	2002	Yes	0	M, F		C	Yes	Yes
Daniel T. Hendrix	68	2005	Yes	1	C, F			Yes	Yes
Andrew B. Cogan	60	2009	Yes	0		M		Yes	Yes
Vance W. Tang	56	2009	Yes	1		M	M	Yes	Yes
M. Scott Culbreth	52	2020	No	1				Yes	Yes
David A. Rodriguez	64	2020	Yes	1		C	M	Yes	Yes
Emily C. Videtto	41	2021	Yes	0	M		M	Yes	Yes
Latasha M. Akoma	52	2022	Yes	1	M			Yes	Yes
AC - Audit Committee                    C - Chair
CC - Compensation and Social Principles Committee        M - Member
GC - Governance, Sustainability and Nominating Committee    F - Financial Expert

Voting Rights, Procedures, and Solicitation

Proxy Solicitation

    This Proxy Statement, mailed to shareholders of American Woodmark Corporation (the "Company") on or about July 10, 2023, is furnished in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") in the accompanying form for use at the 2023 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the corporate offices of American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, on Thursday, August 24, 2023, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended April 30, 2023 is being mailed to you with this Proxy Statement.

In addition to the solicitation of proxies by mail, the Company's officers and other employees, without additional compensation, may solicit proxies by telephone and personal interview. The Company will bear the cost of all solicitation efforts. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Company's common stock held as of the record date by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

Record Date and Voting Rights

    On June 20, 2023, the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting, there were 16,376,579 shares of common stock of the Company outstanding and entitled to vote. Each such share of common stock entitles the owner to one vote on each matter presented.

Revocability and Voting of Proxy

    A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any shareholder who provides a proxy may revoke such proxy at any time before it is voted. Proxies may be revoked by:

•	filing with the Secretary of the Company written notice of revocation which bears a later date than the date of the proxy;
•	duly executing and filing with the Secretary of the Company a later dated proxy relating to the same shares; or
•	attending the Annual Meeting and voting in person.

    Votes will be tabulated by one or more inspectors of election. A proxy, if properly executed and not revoked, will be voted as specified by the shareholder. If the shareholder does not specify his or her choice but returns a properly executed proxy card, the shares will be voted as follows:

•	"FOR" the election of the eight nominees for director named herein;
•	"FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2024;
•	"FOR" the approval of the American Woodmark Corporation 2023 Stock Incentive Plan;
•	"FOR" the approval on an advisory basis of the compensation of the Company's named executive officers ("NEOs") as disclosed in this Proxy Statement;
•	“1 YEAR” as the selection on an advisory basis of the frequency for holding future advisory votes on the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; and
•	In the proxies' discretion on any other matters properly coming before the Annual Meeting or any adjournment thereof.

A majority of the total outstanding shares of common stock of the Company entitled to vote on matters to be considered at the Annual Meeting, represented in person or by proxy, constitutes a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes for the remainder of the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. However, Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the meeting.

    The Company's bylaws require that, in uncontested elections, each director receive a majority of the votes cast with respect to that director (the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that nominee). Actions on all other matters to come before the meeting will be approved if the votes cast "for" that action exceed the votes cast "against" it, with the exception of the advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers for which the frequency receiving the most votes will be deemed the preference of the shareholders. Abstentions and Broker Shares that are not voted on a particular matter are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors or any other matter.

    Participants in the American Woodmark Corporation Retirement Savings Plan will receive a proxy packet from the Company's transfer agent and registrar, Computershare Shareholder Services, enabling them to provide instructions for voting the shares of the Company's common stock held in their plan accounts. The Newport Group, the plan's administrator, will determine the number of shares beneficially owned by each participant and communicate that information to the transfer agent. Each participant's voting instructions must be properly executed and returned in the envelope provided in order for the participant's shares to be voted. If a participant does not return voting instructions, then the shares held in the participant's account will be voted by the trustee of the plan in the same manner as shares voted by other plan participants.

Strategy Highlights

We believe the strength of our culture and connections will deliver profitability through Growth, Digital Transformation, and Platform Design ("GDP"). Our GDP strategy is the lens we view long-term decision-making, enabling growth and profitability through the cycle. Growth will maximize our market opportunity through key initiatives. Digital Transformation will strengthen our goal of becoming "One American Woodmark." Lastly, Platform Design will leverage complexity reduction and operational excellence to drive margin improvement.

Growth	Product Innovation
	•	Target launches of opening price point brands into new markets
	•	Relevancy across Made-to-Stock, Made-to-Order, Framed, Frameless categories

Channel Initiatives
	•	Dealer/Distributor penetration
	•	E-commerce Expansion
Highlights
Our key growth drivers have funneled through product innovation & capacity investments and expanding channel opportunities. We are building on nearly 30% of Made-to-Order sales from products introduced in the last three years, and our facility expansions in Mexico and NC will strengthen our Made-to-Stock product line. By gaining share with the Origins brand and expanding our offerings across the home building market, we are achieving our goal of improving affordability. We saw Origins become our fastest-growing brand for three years in a row.

Digital Transformation	One American Woodmark
	•	Investments in technology infrastructure to operate as one company
	•	Faster marketing cycles

Driving Deeper Channel Penetration
	•	E-commerce expanding with improved product offerings content, and experience
	•	Accelerate customer conversion with easy-to-use design and shopping tools
Highlights
Our digital transformation is a long-term strategy to strengthen our customer loyalty and drive efficiencies. In the last year, we have focused on improving content and personalization throughout the consumer journey to grow digital engagement.
Content Improvements: Across digital properties, we have improved key metrics to drive sales and achieve our goal of becoming the best-in-class for digital content in all sales categories. In our commitment to exceeding our content performance targets on home center websites, we’ve seen a 92% increase in page visits.

Technology: We’re continuing to implement and leverage our expanding technology capabilities to launch multiple new high-performing websites, allowing us to identify what matters to our customers and proactively change a customer’s experience based on their preferences in every step along their journey. Our current capabilities allow us to create and act upon a 360-degree view of the product.

Test and Learn: We believe our customer’s digital experience is one of our highest priorities. We regularly complete rigorous testing across our digital platforms to continuously improve key elements and ensure our customer consistently returns with high-engagement activities. In fiscal 2023, we launched a full test-and-learn program, allowing us to provide numerous potential experiences to our customers across five brands.

Platform Design	Customer Experience (CX)
	•	Kitchen and Bath Center of Excellence
	•	Delivery, quality, response rate

Operational Excellence (OPEX)
	•	Design For Manufacturing & Assembly (DFMA), materials, logistics, and labor savings
	•	Drive production and efficiency through a balanced manufacturing footprint

Automation
	•	Reduce labor costs and waste
	•	Improve lead times and quality
	•	Make our employee's jobs easier
Highlights
Expansion of Made-to-Stock Manufacturing Operations to better serve the east coast market utilizing automation and Design for Manufacturing & Assembly methodology. Our new Monterrey, MX facility and the expansion of our Hamlet, NC facility will strengthen our Made-to-Stock Kitchen & Bath supply chain and create a new Bath Manufacturing Center of Excellence. These changes will address growth opportunities, improve services for the repair and remodel market, lower the cost of production, modernize assets, and strengthen our supply chain. Both of these facilities are expected to be completed in fiscal 2024. Alongside our new facility and expanding facility, we have ongoing efforts to make continuous improvements in our existing plants to drive innovation through optimized levels of complexity & standardization of processes.

ITEM 1 – ELECTION OF DIRECTORS

    The Board is currently comprised of eight members, each of whom have been recommended by the Governance, Sustainability and Nominating Committee to the Board and nominated by the Board for election at the Annual Meeting to continue to serve on the Board. Unless otherwise specified, if returned and properly executed, the enclosed proxy will be voted for the eight persons named below to serve until the next Annual Meeting and until their successors are elected and duly qualified.

Martha M. Hayes, who turned 72 during the past fiscal year, will not stand for re-election due to the Board of Directors mandatory retirement age policy and retired effective at our May 2023 board meeting and the size of the Board of Directors was reduced from nine to eight directors. Our Board has added four new board members in the last three fiscal years and therefore determined not to immediately replace Ms. Hayes in the current director election. However, the Board and the Governance, Sustainability and Nominating Committee are considering whether to add another new board member during fiscal 2024. If it takes such action, gender diversity will be a consideration among other key factors.

The Governance, Sustainability and Nominating Committee is responsible for identifying and recommending to the Board nominees for election to the Board. In identifying potential nominees, the Governance, Sustainability and Nominating Committee considers candidates recommended by shareholders, current members of the Board or management, as well as any other qualified candidates that may come to the Governance, Sustainability and Nominating Committee's attention. From time to time, the Governance, Sustainability and Nominating Committee may engage an independent firm to assist in identifying potential director nominees. The Governance, Sustainability and Nominating Committee evaluates all potential director nominees in the same manner regardless of the source of the recommendation. Please see Procedures for Shareholder Nominations of Directors on page 15 for more information.

    The Board believes that the Company's directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's shareholders. When searching for new directors, the Governance, Sustainability and Nominating Committee considers a candidate's managerial experience, as well as business judgment, background, integrity, ethics and conflicts of interest. The Governance, Sustainability and Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Governance, Sustainability and Nominating Committee believe it is essential that Board members represent diverse backgrounds and viewpoints. The Governance, Sustainability and Nominating Committee considers issues such as diversity of professional experience, skills, viewpoints, education, gender and ethnicity. In considering candidates for the Board, the Governance, Sustainability and Nominating Committee considers the entirety of each candidate's credentials in the context of these criteria. With respect to the nomination of continuing directors for re-election, the individual's contributions to the Board are also considered.

    Each nominee listed below has consented to serve as a director, and the Company anticipates all of the nominees named below will be able to serve, if elected. If at the time of the Annual Meeting any nominee is unable or unwilling to serve, then shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board of Directors may designate.

    If a nominated director does not receive a majority of the votes cast at the Annual Meeting, Virginia law and the Company's bylaws provide that such director would continue to serve on the Board as a "holdover director." Under the bylaws, each incumbent director submits an advance, contingent, irrevocable offer of resignation that the Board may accept if the nominee does not receive a majority of the votes cast. In that situation, the Board's Governance, Sustainability and Nominating Committee would make a recommendation to the Board about whether to accept or reject the offer of resignation. The Board would act on the Governance, Sustainability and Nominating Committee's recommendation within 90 days after the date that the election results were certified and would promptly publicly disclose its decision and, if applicable, the rationale for rejecting the offer of resignation.

Information Regarding Nominees

    The names and ages of the Company's nominees, their business experience, and other information regarding each nominee are set forth below.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
James G. Davis, Jr.	64	Chief Executive Officer, James G. Davis Construction Corporation (a	2002
		private commercial general contractor) from 1979 to present; Director, Provident Bankshares Corporation (a public company and financial institution) from October 2006 to July 2009. Mr. Davis's career in the construction industry has been highlighted with leadership roles in operations. Mr. Davis's experience as a chief executive officer of a construction company provides the Board with an important perspective.

Daniel T. Hendrix	68	Chairman of Interface, Inc. (a public company and manufacturer of modular	2005
		flooring products) from October 2011 to present; President and Chief Executive Officer, from January 2020 to April 2022 and July 2001 to March 2017; Director, Interface, Inc. from 1996 to present. Mr. Hendrix's 30+ year career in the building products industry has been highlighted with leadership roles in finance and operations. Mr. Hendrix's experience as a chief executive officer of a publicly traded company in the building products industry provides the Board with an important perspective.

Andrew B. Cogan	60	Chief Executive Officer of Sonneman - A Way of Light (a private company	2009
		and leader in design and manufacturing of contemporary lighting) March 2022 to present and Director September 2021 to present; Chairman of The Rug Company London, UK (a privately-held manufacturer of handmade rugs) January 2022 to present; Chairman and Chief Executive Officer, Knoll, Inc. ("Knoll", a public company and manufacturer of furnishings, textiles and fine leathers) from May 2018 to July 2021; President and Chief Executive Officer, Knoll from May 2016 to May 2018; Chief Executive Officer, Knoll from April 2001 to May 2016; Director, Knoll from 1996 to July 2021. Director, Interface, Inc. from 2013 to February 2020. Mr. Cogan's 25+ year career in the manufacturing industry has been highlighted with leadership roles in design and marketing. Mr. Cogan's experience as a chief executive officer of a publicly traded company provides the Board with a valuable perspective.

Vance W. Tang	56	Non-Executive Chair of the Board of Directors since 2020; Company	2009
		Lead Independent Director from 2019 to 2020; Retired; President and Chief Executive Officer of the U.S. subsidiary of KONE Corporation (a Finnish public company and a leading global provider of elevators and escalators) and Executive Vice President of KONE Corporation from 2007 to 2012; Director, Comfort Systems USA (a publicly traded leader in specialty contracting and a service provider for mechanical, electrical and plumbing building systems) from December 2012 to present. Since 2012, Mr. Tang has served as President of VanTegrity Consulting providing leadership and strategy consulting to a range of clients. Mr. Tang's 30+ year career in industry has been highlighted with leadership roles in operations. Mr. Tang's former experience as a chief executive officer in the construction industry and his CERT Certificate in Cybersecurity Oversight provide the Board with a valuable perspective.

Name	Age	Business Experience During the Last Five Years and Directorship(s) in Public Companies	Director of Company Since
M. Scott Culbreth	52	Company Chief Executive Officer and President from July 2020 to present;	2020

Company Senior Vice President and Chief Financial Officer from February 2014 to July 2020; Board Member of FlexSteel Industries, Inc. from December 2021 to present. Mr. Culbreth's 20+ year career in the manufacturing industry has been highlighted with leadership roles in finance. Mr. Culbreth's role as the Company's Chief Executive Officer and former Chief Financial Officer provides the Board with intimate knowledge of the Company's operations and performance.

David A. Rodriguez	64	Retired from his role as Executive Vice President and Global Chief Human	2020
		Resources Officer, Marriott International (a public company and worldwide operator, franchisor, and licensor of hotel, residential and timeshare properties) from 2006 to 2021; Board Member, Globe Life, Inc. from 2023 - present; Board Member, Society for Industrial & Organizational Psychology Foundation from 2022 to present. Board Member, HR Policy Association from 2008 to 2021; Board Member, American Health Policy Institute from 2017 to 2019. Mr. Rodriguez's 20+ year career in the hospitality industry has been highlighted with leadership roles in human resources. Mr. Rodriguez's experience as a chief human resources officer of a publicly traded company provides the Board with a valuable perspective.

Emily C. Videtto	41	Executive Vice President, Sales and Marketing, Pella Corporation (a	2021
		privately-held manufacturer of windows and doors) from 2021 to present; Vice President and Chief Marketing Officer of Pella Corporation from 2016 to 2021; Director, Window and Door Manufacturers Association from 2017 to present. Ms. Videtto's experience in the consumer durables space, as well as her expertise around marketing, digital and innovation provides the Board with a valuable perspective.

Latasha M. Akoma	52	Operating Partner at GenNx360 Capital Partners (a private equity firm that	2022
		specializes in middle market companies and operations specialists) from 2014 to present and interim Chief Compliance Officer in 2021; Board Member, Lion Electric from 2022 to present. Ms. Akoma's experience in operations and manufacturing provides the Board with a valuable perspective.

Board Diversity Matrix (As of June 27, 2023)
Total Number of Directors	8

	Female	Male
Part I: Gender Identity:
Directors	2	6
Part II: Demographic Background
African American or Black	1	0
Hispanic or Latinx	0	1
White	1	5

The information in the Board Diversity Matrix is based on voluntary, self-reported information from our Board members. The categories included in the table have the meanings set forth in NASDAQ Rule 5605(f). Diversity characteristics not applicable to our Board have been excluded from the table. For our Board Diversity Matrix as of June 29, 2022, see our proxy statement filed with the SEC on June 29, 2022.

As illustrated in the tables above, our Board members bring instrumental depth, breadth, and perspective to our Company.  Each member of the Board has made numerous tours of American Woodmark facilities and customer sites. This gives them a first-hand look at innovative projects and processes as well as a valuable opportunity to interact with employees and customers.  Our Board supports the Company's inclusive culture and its engagement in the communities where we live and work. Both as a group and as individuals, Board members keep themselves current on Board-related matters by reading corporate governance periodicals, attending meetings of the National Association of Corporate Directors, the Conference Board and other such organizations, and hearing from the Company's outside counsel and other experts on pertinent topics.

CORPORATE GOVERNANCE

Codes of Business Conduct and Ethics

The Code of Business Conduct and Ethics (the "Code") applies to all directors, officers, and other employees of the Company, and sets forth important Company policies and procedures on conducting the Company's business in a legal, ethical, and responsible manner. The Code requires all employees, including officers, and directors to respect and obey all applicable laws and regulations when conducting the Company's business and includes policies addressing employee conduct and safety, equality and inclusion, conflicts of interest, insider trading, confidentiality, internal and external communications, environmental compliance, and other matters. The Code also sets forth Company policies and procedures for ensuring that disclosures in the Company's financial reports and documents filed with or furnished to the SEC and other public communications are full, fair, accurate, timely, and understandable.

The Code is available on the Governance Documents page of the Company's website at
https://investors.americanwoodmark.com/investors/governance-documents. Any amendments to, or waivers from, any code provisions that apply to the Company's directors or executive officers will be promptly posted on the Governance Documents page of the Company's website. Any amendments to the Code or waivers from any provisions of the Code that apply to the Company's directors or executive officers must be approved by the Board. No amendments or waivers were requested or granted during the fiscal year ended April 30, 2023.

Social and Environmental Responsibility Principles

American Woodmark is committed to social and environmental responsibility. Our culture and core values drive us to ensure that we as a company contribute to the communities in which we live and work. We aim to be a responsible business that meets the highest standards of ethics and professionalism through compliance and a proactive stance. To that end, the Board has adopted a policy for the Company of Social and Environmental Responsibility Principles that describes the Company's commitment to social and environmental responsibility. Under these principles, we at American Woodmark strive to:

•	Engage our key stakeholders including employees, customers, shareholders and suppliers, to ensure their needs and concerns are heard and addressed, and if appropriate, incorporated into our strategy;
•	Integrate social and environmental impact considerations in our decision-making processes;
•	Maintain a safe, fair, and enriching working environment where all employees are treated with respect and are able to achieve their full potential;
•	Identify and minimize potential negative environmental impacts of our operations, including recycling and energy conservation initiatives;
•	Work with vendors in our supply chain to strengthen the social and environmental aspects of products and services we deliver to our customers;
•	Fund the American Woodmark Foundation and its support of non-profit organizations in the communities we operate; and
•	Encourage employees to volunteer through internally or externally organized events.
    A copy of these principles can be found on the Corporate Governance page of the Company's website at https://investors.americanwoodmark.com/investors/governance-documents. Our approach is reviewed with our Board of Directors at least every two years and, if necessary, revised to ensure continuous improvements to our social and environmental efforts.

Board Structure

The Company's Board currently consists of eight directors, all of whom are subject to annual shareholder elections to one-year terms of service. Due to the Board's mandatory retirement age policy, Ms. Hayes is not standing for re-election at the next Annual Meeting. At its May 2023 meeting, the Board approved an amendment to the Company's bylaws, which decreased the number of directors of the Company from nine to eight. Each of the Company's independent directors sits on at least one of the three standing Board committees, which include the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee.

As Chair of our Board, Mr. Tang is responsible for chairing Board and shareholder meetings, setting the agendas for the Board meetings, attending meetings of the Board's committees with the approval of the respective committee if he is not a committee member, and assisting management in representing the Company to external groups as needed and as appropriate. His duties also include presiding over executive sessions of the Company's independent directors, facilitating information flow and communication among the directors and serving as a point of contact between the independent directors and the Chief Executive Officer. The Board elects its Chair annually.

Mr. Culbreth, as Chief Executive Officer, oversees the day-to-day affairs of the Company and directs the formulation and implementation of our strategic plans. Our Board believes that this leadership structure is currently the most appropriate for the Company because it allows our Chief Executive Officer to focus primarily on our business strategy and operations while leveraging the experience and abilities of our Chair to direct the business of the Board.

Our Board periodically reviews its leadership structure and recognizes that, depending on the circumstances, a different model might be appropriate. The Board has no fixed policy on whether the roles of Chair and Chief Executive Officer should be separate or combined, which provides the Board flexibility to choose a leadership structure based on the Company's needs and the Board's assessment of the Company's leadership at a given time. Our Governance, Sustainability and Nominating Committee Charter and Independent Lead Director Charter do provide that the Board appoint an independent lead director in the event the Chief Executive Officer is elected Chair or the Chair otherwise does not qualify as independent.

The Company's independent directors meet in regularly scheduled executive sessions at each of the Company's regularly scheduled Board meetings, without management present, and discuss such matters as certain Board policies, processes and practices, the performance and compensation of the Company's Chief Executive Officer, management succession and other matters relating to the Company and the functioning of the Board.

Risk Management Oversight

    The Board, both directly and through its committees, has an active role in overseeing management of the Company's risks. The entire Board regularly reviews information concerning the Company's operations, liquidity, and competitive position and personnel, as well as the risks associated with each. The Company's Compensation and Social Principles Committee is responsible for overseeing the Company's management of risks relating to the Company's executive and long-term compensation plans and risks related to employee compensation in general. The Audit Committee oversees the Company's management of risks pertaining to internal controls, cybersecurity, adherence to generally accepted accounting principles and financial reporting. The Governance, Sustainability and Nominating Committee oversees the Company's management of risks pertaining to potential conflicts of interest and independence of board members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Director Independence

The Board of Directors of the Company is composed of a majority of directors who are independent directors as defined under the NASDAQ Marketplace Rules. The Board's Audit and Compensation and Social

Principles Committee members also meet additional independence requirements pursuant to the NASDAQ Marketplace Rules and SEC rules.

To be independent under the NASDAQ Marketplace Rules, the Board must determine that a director has no relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ Marketplace Rules specify certain persons who cannot be considered independent. The Board reviews the independence of all directors at least annually.

Based upon this review, the Board affirmatively determined that seven of its eight current directors are independent as defined by the NASDAQ Marketplace Rules. The independent directors are: Ms. Akoma, Mr. Cogan, Mr. Davis, Mr. Hendrix, Mr. Rodriguez, Mr. Tang, and Ms. Videtto, each of whom is standing for election at the Annual Meeting. In addition, all of the members of the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee are independent. The members of the Audit and Compensation and Social Principles Committees also meet the additional independence requirements applicable to them under the NASDAQ Marketplace Rules and SEC rules.

Communicating Concerns to the Board of Directors

The Audit Committee and the independent non-management directors have established procedures to enable any shareholder or employee who has a concern about the Company's conduct or policies, or any employee who has a concern about the Company's accounting, internal accounting controls or auditing matters, to communicate that concern directly to the Board, to the independent directors, or to the Audit Committee. Such communications may be confidential or anonymous. Such communications may be submitted by utilizing the ethics hotline, which is hosted by EthicsPoint's secure services:

Woodmark.ethicspoint.com
U.S.: 1-844-471-7681
Mexico: 001-844-240-4029

The Company's Director of Internal Audit reviews all such correspondence and, as appropriate, discloses details to the Audit Committee and the external auditors of the Company. The Audit Committee will review this information and determine a course of action as appropriate based on the information received.

The Audit Committee reviews and regularly provides the Board of Directors with a summary of all communications received from shareholders and employees and the actions taken or recommended to be taken if an action requires approval of the full Board as a result of such communications. Directors may, at any time, review a log of all correspondence received by the Company which is addressed to the Board, members of the Board or the Audit Committee and may request copies of any such correspondence.

Board of Directors and Committees

The Company's Board of Directors presently consists of eight directors. The Board held five meetings during fiscal 2023. All of the directors attended at least 75% of the total number of Board meetings and meetings of all committees of the Board held during periods when they were members of the Board or such committees. The Board of Directors believes that attendance at the Company's annual meeting demonstrates a commitment to the Company, responsibility and accountability to shareholders, and support of management and employees. Therefore, it is a policy of the Board that all members attend the annual meeting of shareholders. All members of the Board attended last year's annual meeting. The Board of Directors also believes it is important for it to conduct location visits with employees of the Company. In fiscal 2023, the majority of the Board visited our plant in Anaheim, California as part of the May 2022 Board meeting, and the majority of the Board visited our manufacturing operations in Hamlet, North Carolina at the February 2023 Board Meeting.

The Company's bylaws specifically allow for the Board to create one or more committees and to appoint members of the Board to serve on them. Our current standing committees are the Audit Committee, the Compensation and Social Principles Committee, and the Governance, Sustainability and Nominating Committee.

The Board annually appoints individuals from among its independent members to serve on these three committees. Each committee operates under a written charter adopted by the Board, as amended from time to time. On an annual basis, each committee reviews and reassesses the adequacy of its committee charter. The Audit Committee is scheduled to meet at least quarterly and the Compensation and Social Responsibility and Governance, Sustainability and Nominating Committees meet as required, typically at least two to three times per year. The committees may hold special meetings as necessary. These committees report regularly to the full Board of Directors with respect to their fulfillment of the responsibilities and duties outlined in their respective charters. These charters can be found on the Corporate Governance page of the Company's website at https://investors.americanwoodmark.com/investors/governance-documents.

Audit Committee

The Audit Committee consists of Mr. Hendrix, who chairs the Committee, Ms. Akoma, Mr. Davis, and Ms. Videtto. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to audit committee members. The Board of Directors has determined that Mr. Hendrix and Mr. Davis are "audit committee financial experts" as defined under SEC rules.

Purpose and Duties. The Audit Committee provides oversight for the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independence, and qualifications of the Company's independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm, and the adequacy and competency of the Company's finance and accounting staff.

The Audit Committee's duties include but are not limited to: (1) selecting and overseeing the performance of the Company's independent registered public accounting firm, (2) reviewing the scope of the audits to be conducted by them, as well as the results of their audits, (3) overseeing the Company's financial reporting activities, including the Company's financial statements included in the Company's Annual Report on Form 10-K as well as the Company's Quarterly Reports on Form 10-Q, and the accounting standards and principles that are followed, (4) approving audit and non-audit services provided to the Company by the Company's independent registered public accounting firm, (5) reviewing the organization and scope of the Company's internal audit function and internal controls, (6) reviewing and approving or ratifying transactions with related persons required to be disclosed under SEC rules, (7) overseeing matters related to cybersecurity risk, and (8) conducting other reviews relating to compliance by employees with Company policies and applicable laws.

The Audit Committee met nine times during fiscal 2023. The Audit Committee is governed by a written charter approved by the Board of Directors, which can be viewed on the Corporate Governance page of the Company's website at https://investors.americanwoodmark.com/investors/governance-documents. The Report of the Audit Committee is found beginning on page 50.

Compensation and Social Principles Committee

The Compensation and Social Principles Committee is composed of Mr. Rodriguez , who chairs the Committee, Mr. Cogan, and Mr. Tang. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules and SEC rules, including the additional independence requirements applicable to Compensation and Social Principles committee members.

Purpose and Duties. The Compensation and Social Principles Committee is primarily concerned with designing and managing competitive compensation programs to facilitate the attraction and retention of talented senior executives and directors and overseeing the Company's policies and practices with respect to social principles, including human capital matters. The activities of the Compensation and Social Principles Committee include reviewing, evaluating, and approving senior executive compensation plans and evaluating and recommending director compensation plans for approval by the Board. The Compensation and Social Principles Committee also provides oversight for all of the Company's employee benefit plans and for the integration of social principles into the Company's business strategy and decision-making. The Compensation and Social Principles Committee delegates certain aspects of implementation and day-to-day management of compensation administration to officers of the Company.

The Compensation and Social Principles Committee's duties include but are not limited to: (1) reviewing, evaluating, and approving corporate goals and objectives relevant to the Chief Executive Officer's and other senior executive officers' compensation, (2) evaluating the Chief Executive Officer's and other senior executive officers' performance in light of those goals and objectives, (3) determining and approving the Chief Executive Officer's and other senior executive officers' compensation levels based on this evaluation, (4) overseeing the compensation and benefit plans, policies, and programs of the Company, and (5) periodically reviewing the Company's practices with respect to, as risks associated with, human capital matters and other social principles, including community engagement and reputational matters, and evaluating the Company's progress towards achieving any objectives with respect to such matters.

The Compensation and Social Principles Committee determines the Chief Executive Officer's compensation after reviewing his performance with the independent directors of the Board and without members of management being present and shares this information with the full Board. The Compensation and Social Principles Committee determines the compensation of the other senior executives after considering a recommendation from the Chief Executive Officer. The Compensation and Social Principles Committee does not delegate its authority with regard to executive compensation decisions.

The Compensation and Social Principles Committee administers and approves awards under the Company's 2016 Employee Stock Incentive Plan, the Company's 2015 Non-Employee Directors Restricted Stock Unit Plan, and if approved at the Annual Meeting, the Company's 2023 Stock Incentive Plan.

The Compensation and Social Principles Committee met four times during fiscal 2023. The Compensation and Social Principles Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://investors.americanwoodmark.com/investors/governance-documents. Additional information on the Company's philosophy and policies pertaining to executive compensation are addressed in the Compensation Discussion and Analysis beginning on page 19. The Compensation and Social Principles Committee Report can be found beginning on page 40.

Governance, Sustainability and Nominating Committee

The Governance, Sustainability and Nominating Committee is composed of Mr. Davis, who chairs the Committee, Mr. Tang, Mr. Rodriguez, and Ms. Videtto. All members have been determined by the Board of Directors to be "independent" as defined under the NASDAQ Marketplace Rules.

Purpose and Duties. The Governance, Sustainability and Nominating Committee is responsible for identifying and recommending to the Board director nominees for the Board, recommending directors for appointment to committees and chairs, and ensuring that the size, composition, and practices of the Board best serve the Company and its shareholders, and overseeing the overall corporate governance of the Company and the Company's sustainability programs and initiatives. From time to time, the Committee may engage an independent firm to assist in identifying potential director nominees.

In evaluating candidates for nomination to serve on the Board, the Governance, Sustainability and Nominating Committee will assess the candidate's character and professional ethics, judgment, business experience, independence, understanding of the Company's or other related industries, and other factors deemed pertinent in light of the current needs of the Board. Each candidate will be recommended without regard to gender, race, age, religion or national origin. Specific qualities and skills established by the Committee for candidates, which are included in the Governance, Sustainability and Nominating Committee charter, include:

•	each candidate must be an individual that has consistently demonstrated the highest character and integrity;
•	each candidate must have demonstrated professional and managerial proficiency, an openness to new and unfamiliar experiences and the ability to work in a team environment;

•	each candidate must be free of any conflicts of interest which would violate applicable law or regulation or interfere with the proper performance of the responsibilities of a director;
•	each candidate should possess substantial and significant experience which would be of particular relevance to the Company and its shareholders in the performance of the duties of a director; and
•	each candidate must demonstrate commitment to the responsibilities of being a director, including the investment of the time, energy, and focus required to carry out the duties of a director.

The Governance, Sustainability and Nominating Committee's responsibilities also include, but are not limited to: (1) regularly assessing the effectiveness of the Board, (2) annually reviewing the performance of each director, (3) determining whether any director conflicts of interest exist, (4) reviewing any director related party transactions, (5) periodically reviewing the Company's corporate governance policies, (6) ensuring the size, composition, and practices of the Board and its Committees are structured in a way that best serves the objectives and interests of the Company, the shareholders, and all primary constituents; and (7) reviewing, overseeing and monitoring the Company's strategies and efforts with respect to sustainability and corporate governance matters.

The Governance, Sustainability and Nominating Committee met four times during fiscal 2023. The Governance, Sustainability and Nominating Committee's charter can be viewed on the Corporate Governance page of the Company's website at https://investors.americanwoodmark.com/investors/governance-documents.

Procedures for Shareholder Nominations of Directors

A shareholder of record may nominate a person or persons for election as a director at the 2024 Annual Meeting if any such nomination is submitted in writing to the Secretary of the Company in accordance with the Company's bylaws and is received in the Company's principal executive offices on or before April 26, 2024. The nomination must include the name and address of the director nominee and a description of the director nominee's qualifications for serving as a director and the following information:

•	the name and address of the shareholder making the nomination;
•	a representation that the shareholder is a record holder of the Company's common stock entitled to vote at the meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the nomination;
•	a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
•	such other information regarding the nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC if the director nominee were to be nominated by the Board of Directors;
•	information regarding the nominee's independence as defined by applicable NASDAQ listing standards; and
•	the consent of the nominee to serve as a director of the Company if elected.

Any shareholder nomination must also comply with the requirements of Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Governance, Sustainability and Nominating Committee may subsequently request additional information regarding the director nominee or the shareholder making the nomination. The Chair of the Governance, Sustainability and Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with these procedures.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

As a leading manufacturer of cabinetry in the U.S., American Woodmark is committed to conducting business in a manner that incorporates effective environmental, social, and governance practices in order to improve our long-term sustainability and results. Our governance efforts are described throughout this Proxy Statement and our environmental and social practices are summarized below. As discussed elsewhere in this Proxy Statement, in May 2021 (fiscal 2022), we revised our Board committee charters to expressly charge the renamed Governance, Sustainability and Nominating Committee with oversight of our sustainability programs and initiatives and the renamed Compensation and Social Principles Committee with oversight of our policies and practices with respect to social principles, including human capital matters.

Health and Safety

Our associates’ safety is of utmost importance to American Woodmark. We are dedicated to maintaining and continuously improving the safety of our working environment both in our facilities and in the field. Safety performance and improvement is driven by management through the organization by cascading goals and scorecards at all levels. We have a comprehensive set of safety policies that govern how our facilities operate to meet and exceed OSHA standards. These policies govern all American Woodmark sites both in the U.S. and in Mexico. We maintain a corporate team of Environmental, Health & Safety (EH&S) professionals that work with local EH&S teams to ensure Safety remains top of mind, share best practices, and encourage continuous improvement. Each site maintains comprehensive safety rules, reaction plans, and invests in and employs technology where practicable to ensure our operations are safe and reduce risk.

These programs and activities have enabled us to continuously build upon our solid Safety foundation and improve through the years. We use two main metrics to evaluate our safety performance: Total Recordable Incidence Rate (OSHA’s TRIR) and Lost Time Rate (LTR). For our fiscal 2023 the TRIR was 1.57 54% better performance than industry average and the LTR was 0.75. 32% better performance than industry average. The national average for total recordable cases is 3.4% and 1.1% for lost time incident rate according to the U.S. Department of Labor.

American Woodmark Corporation
Total Recordable Incident Rate
4
3
2
1
0
1.44
1.4
1.57
3.4
2021
2022
2023
Industry Average

American Woodmark Corporation
Lost Time Incident Rate
1.25
1
0.75
0.5
0.25
0
0.42
0.48
0.75
1.1
2021
2022
2023
Industry Average

Environmental and Sustainability Matters

We recognize the potential impact of our operations on the environment as well as the potential impact of environmental issues on our operations. We have established Corporate Environmental, Health and Safety programs with the goal of ensuring compliance with all applicable local, state and federal environmental and safety laws and regulations, and we monitor our performance under these programs through formal agency audits as well as internal audits. We have a formal program in place to identify opportunities in our manufacturing facilities to eliminate or minimize the use of certain hazardous materials and we seek to employ leading technologies to reduce emissions from our manufacturing operations to the extent practicable. We have implemented recycling and energy efficiency programs throughout our organization in an effort to reduce our consumption of resources. These efforts include manufacturing processes that repurpose wood waste into saleable products or divert it to other industries in order to reduce waste. We encourage appropriate suppliers of hardwood and other wood products to participate in a sustainable forestry program through formal training and advocacy, and we require all of our suppliers to comply with applicable environmental and safety laws and regulations.

In recent years, we have vigorously embarked on a journey of commitments to Environmental and Sustainability at American Woodmark. We have established internal working teams to improve our efforts related to sustainability, environmental and social impact, developed internal scorecards to measure progress against our goals, increased the amount of environmental and sustainability information we share with the public and investment community, and developed a long-term vision for environmental sustainability.

We will continue on this path by doing the following:

•	Continuing to implement sustainability training for all team members;
•	Continuing to provide a safe and healthy working environment, striving to achieve a sub 1.00 incident recordable rate;
•	Obtaining a majority of SmartWay Technology shipping fleet;
•	Reducing fossil fuel dependency; total energy use will be from renewables;
•	Developing an internal certification program for our suppliers; and
•	Striving towards virtual elimination of waste through the Reduce, Reuse, and Recycle methodologies.

Social Matters

At American Woodmark, we believe the way we conduct our business and interact with our customers, our vendors, the communities in which we operate, and other stakeholders is driven by our core principles of Customer Satisfaction, Integrity, Teamwork and Excellence. We define these principles as follows:

•	Customer Satisfaction: Provide the best possible quality, service, and value to the greatest number of people by doing whatever is reasonable and sometimes unreasonable.
•	Integrity: Do what is right; act fairly and responsibly, care about the dignity of each person and be a good citizen within the community.
•	Teamwork: Understand that we must all work together in order to succeed. Realize that each person must contribute to the team to be part of the team.
•	Excellence: Strive to perform every job or action in a superior way. Be innovative, always helping others become the best they can be.

By living out these principles, we believe we will be best positioned to attract, develop and retain a diverse and well-qualified workforce and to conduct our business in a responsible, ethical and professional manner.

Inclusion & Diversity

At American Woodmark, people are our most important resource. We believe the most creative solutions emerge in an environment where diverse voices are heard, ideas are considered, innovative thinking is valued, and people can grow into their fullest potential. We are an equal opportunity employer and strive to create an environment free from discrimination and harassment and in which each employee is valued, treated with dignity and respect, and managed in an inclusive manner. We believe that a workplace that encourages the interaction of different perspectives and backgrounds creates superior solutions, approaches and innovations. Accordingly, we aim to foster a culture where each employee has an equal opportunity to thrive and advance his or her career and is therefore engaged and invested in our continued success. We also seek to leverage each employee's unique ideas and perspectives in order to better understand our markets and customers and otherwise improve our business and operations.

In recent years, we have been fully committed to exploring and evaluating diversity and inclusion (D&I) at American Woodmark. In 2020, we embarked on the strategic development of an Inclusion, Diversity, Equity and Alignment team (IDEA) that was established to define the diversity and inclusion strategy, aligning with local Right Environment Council (REC) efforts. Since then, we have achieved deploying company-wide social initiatives, including adding a D&I section to our employee engagement survey, administered specific diversity and inclusion training to all salaried and hourly employees, and launched a quarterly podcast series committed to discussing diversity and inclusion topics company-wide. In continuing our action towards our enterprise-wide inclusion and diversity strategy, we implemented representation metrics as part of our organizational scorecard and incentive pay components. Going forward, we intend to continue developing our strategy with the goal of enhancing our culture of inclusion while increasing the diversity of people, thought, and perspectives represented throughout our Company.

We intend to continue to refine our inclusion and diversity strategy with the help of our IDEA team which will deliver recommended actions to develop a strong D&I focus within our Company culture and drive actionable change across the business. We also intend to:

•	Continue to leverage our Inclusion, Diversity, Equity & Alignment Roadmap with strategic initiatives to help foster an environment of inclusion throughout the organization;
•	Further develop training opportunities directly related to D&I content for people leaders within the organization;
•	Create and expand a framework committed to developing an environment with equitable gender and race representation across leadership roles within the organization;
•
Continue to leverage our Career Orientation and Development program and Organizational Development Matrix, as well as other internal evaluation systems, to identify, recruit and train employees who are gender and/or racially/ethnically diverse for internal advancement opportunities;

•	Utilize structured, internal evaluation methods to identify qualified employees who are gender and/or racially/ethnically diverse for promotion to key roles within the organization; and
•	Deepen our relationships with Historically Black Colleges and University and Hispanic Serving Institutes.

Employee Training

At American Woodmark, we strive to attract, develop, and retain high-performing talent, and we support and reward employee performance. Employee training and development are critical components of our employee value proposition. Throughout the year, we invest a significant number of hours in onboarding, cultural, safety, regulatory, supervisory, and managerial training activities. Through these activities, as well as our tuition reimbursement programs, employee referral programs, succession planning, partnerships with local and national education institutions for the recruitment of direct hires, interns, executive development opportunities, formal and informal cross-training activities and other operational training offerings, we strive to establish American Woodmark as an organization dedicated to providing the training and development opportunities necessary to maintain a well-qualified workforce that upholds our social responsibilities by implementing our core principles on a daily basis.

Our training is designed and developed at the corporate and local site level in order to further our goals of enterprise alignment and local integration. We seldom adopt a "one and done" approach to training. Depending on the course, our training and development opportunities are offered on an on-demand, semi-annual, annual or biannual basis.

Leadership Engagement

Our leadership team is actively involved in the development of our employees at American Woodmark and is committed to their success. The leadership team also values employee feedback, offering several opportunities for engagement throughout the year:

•	Employee Engagement Survey – Employee feedback provides direction for action plans on communication, process improvement and culture change initiatives. Our employee engagement survey is launched on an annual basis.
•	Town hall meetings – Frequent video town hall meetings with the CEO to update the organization on the business as well as current events. This meeting also allows for Q&A.
•	Leadership Development Courses – Leadership engages in actively owning and facilitating key cultural courses at American Woodmark twice per year with a series of three leadership courses available to people leaders within the organization: Supervisory Development, Management Development and Leadership & Cultural Change.

Philanthropy & Community Engagement

American Woodmark is committed to being a socially responsible corporate citizen and giving back to the communities in which we operate. We support non-profit organizations that align with our Company’s values in the locations where our employees and customers work and live. We truly believe in order to care for and engage with our employees, we must care for and engage with the communities in which they live and work.

We maintain a scholarship fund, the Holcomb Scholarship, which is available to children of full-time American Woodmark employees preparing for post-secondary education. The purpose of the scholarship fund is to encourage scholarship, service and continued learning in the children of American Woodmark employees and to support the development of future leaders who may return to the communities in which we operate. We also fund the American Woodmark Foundation, a 501(c)(3) organization, which was formed in 1995 solely for the philanthropic purposes of sustaining our communities, enabling the work and mission of charitable organizations and ensuring that we are a good neighbor in each of the communities in which we operate. The Foundation has invested over $7 million since inception.

Most recently, we launched American Woodmark Cares, a fund created to help American Woodmark employees who are in need of immediate financial assistance following an unforeseen disaster or personal hardship. This fund is solely supported by company, employee and other outside tax-deductible donations and is administered by the Emergency Assistance Foundation. Also, given that we have a variety of operations across North America, we often utilize our Right Environment Councils to develop and implement our workforce and community engagement initiatives at the local level as opposed to relying solely on our corporate office to drive our engagement efforts. We believe this approach encourages increased employee engagement and better serves our communities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") contains information about the executive compensation program for our named executive officers ("NEOs") for fiscal year 2023 ("fiscal 2023"). Our NEOs for fiscal 2023 were the following:

•M. Scott Culbreth (President and Chief Executive Officer)
•Paul Joachimczyk (Senior Vice President and Chief Financial Officer)
•Robert J. Adams, Jr. (Senior Vice President, Manufacturing and Technical Operations)
•Teresa M. May (Former Senior Vice President and Chief Marketing Officer)

Executive Leadership Change

On January 12, 2023, Ms. May retired. In connection with this leadership change, we entered into a separation agreement and release with Ms. May which is described in more detail below under "Separation Agreement for Ms. May."

Compensation Principles

    The compensation provided to our senior leaders is driven by the following principles:

Aligned with shareholders - Compensation should align directly with the long-term interests of our shareholders. Our leaders are expected to be long-term shareholders.	Performance-Based - Compensation should be based on financial, operational, and cultural goals. The goals should be challenging, but achievable, in light of expected market conditions.
Company Focused - Our leaders' contributions to the overall performance of the business are more important than their individual performance. This rewards strong teamwork and alignment.	Simple Design - Our compensation plan should be easy to understand, measure, and communicate.
Properly Balanced Compensation Components - The elements of the compensation plan should properly balance short- and long-term pay, fixed and variable components, and quantitative and qualitative measures.

Competitive Pay - Overall target compensation should be competitive (market median) compared to similar roles at peer group companies to ensure we are able to attract, retain, and motivate excellent leaders.

The Company's Compensation Program Goal

The goal of the Company's compensation program, as administered by the Compensation and Social Principles Committee, is to facilitate the creation of long-term value for its shareholders by attracting, motivating and retaining qualified senior leaders. To this end, the Company has designed and administered the Company's compensation program to appropriately reward its executives for responsible sustained financial and operating performance, to align their interests with those of the Company's shareholders, and to encourage them to remain with the Company for long and rewarding careers. To achieve alignment with shareholder interests, the Company's compensation program provides significant, but appropriate, rewards for outstanding performance, as well as clear financial consequences for underperformance. The majority of the Company's senior executives' compensation is "at risk" in the form of annual and long-term incentive awards that are paid, if at all, based upon Company performance. While a significant portion of compensation may fluctuate with annual results, the total program is structured to emphasize long-term performance and sustained growth in shareholder value.

Key Considerations in Setting Pay

The following is a summary of the key considerations affecting the determination of compensation by the Compensation and Social Principles Committee for the Company's NEOs.

Performance-based Compensation. The majority of the targeted total compensation for the Company's NEOs is performance-based to achieve alignment with shareholder interests. Annual bonuses are only payable to NEOs if the Company achieves adjusted EBITDA, free cash flow, and individual goals in excess of specified threshold levels during its fiscal year. The majority of long-term incentives for our NEOs is tied to the Company's achievement of financial and cultural goals. The Company strives to establish challenging Company-wide targets that are appropriate given the expected level of performance given current and anticipated market conditions.

CEO
23%
27%
50%
77%
At Risk
OTHER NEOs (Average)
36%
27%
37%
64%
At Risk
Base Salary
Target Annual Cash Bonus
Target Long-Term Incentive Awards

Balance of Long-Term Pay Opportunity versus Current Pay Opportunity. The Compensation and Social Principles Committee strives to provide an optimal balance between current and long-term compensation and cash versus equity compensation for the Company's executive officers. Current compensation is paid in cash in the form of a base salary and an annual bonus, primarily as a reward for recent performance, while long-term compensation is equity-based, to encourage and motivate the Company's executive officers to deliver excellent results over a longer period of time and to serve as a retention tool. The Compensation and Social Principles Committee has targeted a higher mix of long-term compensation as performance-based compensation for the Company's senior executive officers, including the NEOs.

Providing shareholders with an appropriate level of return on their investment is an important objective of the Company, the Board, and the Compensation and Social Principles Committee. As a result, performance that rewards the Company's shareholders factors prominently in the Compensation and Social Responsibility Committee's decisions about the type and amount of long-term compensation paid to the Company's executive officers.

Qualitative vs. Quantitative Factors. The Compensation and Social Principles Committee uses a broad range of both quantitative and qualitative factors to determine compensation. Quantitative factors are determined annually based upon the Company's overall goals and objectives. In general, qualitative factors include the executives' ability to build the organization and to lead the Company's attainment of its "CITE" principles of customer satisfaction, integrity, teamwork, and excellence. Additional qualitative factors considered by the Compensation and Social Principles Committee include the executives' contribution to achieving the Company's overall vision, the evaluation of the executives' performance against their stated objectives, their experience, skill sets, and the breadth and scope of their responsibilities.

Significance of Company Results. The Compensation and Social Principles Committee believes that the NEOs' contributions to the Company's overall performance are more important than their individual performance. Accordingly, a significant portion of the annual bonus opportunity and the long-term incentive opportunity for our NEOs is dependent upon the Company's financial performance, including (in relation to the annual bonus) its adjusted EBITDA goals and free cash flow and (in relation to the long-term incentives) its adjusted earnings per share (EPS) and return on average equity.

Consideration of Compensation Risk. The Company's compensation programs are discretionary, balanced, and focused on the long-term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk in the short term. The elements of the Company's variable compensation program are balanced among current cash payments and longer-term equity awards. The Company uses a mix of quantitative and qualitative performance measures to assess achievement for its RSU awards to avoid placing excessive weight on a single performance measure. Annual bonus payouts are targeted at 120% of base salary for Mr. Culbreth and 75% for the other NEOs with a maximum potential bonus of 1.67 times target bonus. The Company has also adopted stock ownership guidelines under which its NEOs are expected to hold a significant amount of Company stock on an ongoing basis, which the Compensation and Social Principles Committee believes helps mitigate compensation-related risk by focusing the officers' attention and efforts on the long-term stock performance of the Company.

Use of Independent Compensation Consultants and Peer Group Data. The Company, at the direction of the Compensation and Social Principles Committee, retains an independent compensation consultant every two to three years to assist the Compensation and Social Principles Committee by collecting compensation data regarding peer group companies, which is used by the Compensation and Social Principles Committee in reviewing and establishing executive compensation guidelines. The Compensation and Social Principles Committee considers this data, among other factors, when it determines the components and amounts of total compensation that are appropriate for the NEOs. In 2021, the Company retained Willis Towers Watson ("WTW") to evaluate the competitiveness of the Company's executive compensation program, the alignment of executive compensation and Company performance and update the Company's Competitive Peer Group for use in the evaluation of the Company's compensation practices. WTW performs no other services for the Company other than those described in this section. The Compensation and Social Principles Committee has examined WTW's relationship with the Compensation and Social Principles Committee members, the Company and the Company's management and has determined that WTW's work has not raised any conflict of interest.

The Company's Competitive Peer Group which was reviewed in 2021 at the recommendation of WTW and for fiscal 2023 compensation decisions consisted primarily of similar-sized companies in the furniture, home furnishing, and building products industries that may compete with the Company for executive talent and which investors may consider as investment alternatives to the Company. The Company's Competitive Peer Group included:

Advanced Drainage Systems, Inc.	Masonite International Corporation
Apogee Enterprises, Inc.	Patrick Industries, Inc.
Cornerstone Building Brands, Inc.	Simpson Manufacturing Co., Inc.
Griffon Corporation	Sleep Number Corporation
Herman Miller, Inc.	Steelcase Inc.
HNI Corporation	Universal Forest Products, Inc.
La-Z-Boy Incorporated

The results from this Peer Group were used for comparing and evaluating the Company's compensation practices in fiscal 2022 and 2023.

In 2023, the Company retained Meridian Compensation Partners ("Meridian") to evaluate the competitiveness of the Company's executive compensation program and long-term incentive design. The Compensation and Social Principles Committee approved an updated Peer Group that will be used in designing fiscal 2024 executive compensation. The updated Peer Group includes:

JELD-WEN Holding, Inc.	HNI Corporation
Patrick Industries, Inc.	Simpson Manufacturing Co., Inc.
Fortune Brands Innovations, Inc.	PGT Innovations, Inc.

MillerKnoll, Inc.	Hillman Solutions Corp.
MasterBrand, Inc.	Apogee Enterprises, Inc.
Steelcase Inc.	Gibraltar Industries, Inc.
Advanced Drainage Systems, Inc.	The AZEK Company, Inc.
Griffon Corporation	Armstrong World Industries, Inc.
Masonite International Corporation	Quanex Building Products Corporation
Installed Building Products, Inc.	Trex Company, Inc.

Results of 2022 Say on Pay Vote. At the Company's Annual Meeting of Shareholders held on August 18, 2022, 96.9% of votes cast by its shareholders (excluding abstentions and broker non-votes) approved on an advisory basis the Company's executive compensation program as disclosed in its 2022 proxy statement. In light of the overwhelming support that the 2022 say-on-pay proposal received, the Compensation and Social Principles Committee did not make any specific changes to the fiscal 2023 executive compensation program in response to the vote.

Stock Ownership Guidelines. The Company has adopted guidelines for stock ownership by its NEOs. For Mr. Culbreth, the stock ownership guideline is equivalent to three times his base salary, and for Messrs. Joachimczyk and Adams, the stock ownership guideline is equivalent to their respective base salaries.  Executive officers have three years to comply with the ownership requirements after becoming an executive officer or being promoted to a position with a higher ownership guideline. The Company determines the amount of Company stock its NEOs hold by including all shares of stock owned outright by the individual as well as earned but unvested RSUs, so that a minimum ownership of Company stock is achieved. As of April 30, 2023, all NEOs meet or are on track to meet the ownership guideline established by the Company.

Clawback Policy.  Starting with its RSU awards granted in June 2019, the Company has added a clawback provision to the terms of its employee RSU awards, authorizing the Company to cancel outstanding RSU awards or seek recovery of shares previously issued under RSU awards if the Company's financials are required to be restated during or within two years after the end of the applicable vesting period due to the Company's material noncompliance with federal securities laws. RSU awards are subject to clawback if the Committee determines that the awards would not have been earned or vested based on the restated financials or if the employee's misconduct contributed to the need for the restatement. RSU awards will also be subject to any other clawback requirements adopted by, or applicable to, the Company, pursuant to any law or any exchange listing requirement, including Section 954 of the Dodd Frank Act. In fiscal 2023, the SEC adopted final rules directing the NASDAQ to establish listing standards requiring clawback of certain incentive compensation if an accounting restatement is required. We are in the process of evaluating these new rules which are effective later in fiscal 2024 and identifying any necessary updates to our clawback policy.

    Anti-Hedging and Anti-Pledging Policy. The Company prohibits employees and directors from engaging in hedging transactions involving the Company's stock, including the purchase of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. The Company also prohibits employees from holding the Company's stock in a margin account or pledging the Company's stock as collateral for any loan.

Elements of Compensation

The compensation program for executive officers for fiscal 2023 consisted of the following elements:

Elements available to most salaried employees:

•	base salary;
•	annual performance-based cash bonus;

•	annual employee profit sharing; and
•	retirement and health and welfare benefits.

    Elements available to the Company's NEOs, key managers, and selected employees:

•	long-term incentive awards in the form of RSUs.

    Elements available only to NEOs:

•	other benefits, which include the ability to purchase products at a discounted price, and a medical exam from a nationally recognized medical clinic.

    These compensation elements are described below:

    Base Salary. Base salary is intended to compensate the Company's executives for:

•	the scope of their responsibilities;
•	the complexity of the tasks associated with their position within the Company;
•	their role in modeling and teaching cultural imperatives;
•	their skill set; and
•	their performance.

    Base salaries for all executives have been competitively established based on salaries paid for like positions in comparably-sized companies in similar industries. When setting annual base salaries for the executives, the Compensation and Social Principles Committee targets approximately the 50th percentile of annual base salaries for similar positions in comparably sized companies. The companies used for comparison of base salaries may include additional companies from those used in the Company's Competitive Peer Group where other competitive factors or local market conditions warrant. These salaries are obtained by management periodically and reviewed by the Compensation and Social Principles Committee to assure continued competitiveness and are adjusted when necessary.

    During fiscal 2023, Mr. Culbreth's base salary remained at $900,000. Mr. Joachimczyk's base salary was increased 7%, from $450,000 to $480,000. Mr. Adams's base salary was increased 6%, from $438,008 to $464,288. Ms. May's base salary was increased 4% from $395,000 to $410,800. These salary increases are aligned to the market study performed by WTW and their subsequent recommendations for compensation rates for comparably-sized companies.

Annual Cash Bonus. Annual cash bonuses are provided as an incentive to executives to achieve the Company's annual financial goals, and reflect the Compensation and Social Principles Committee's belief that a significant portion of the annual compensation of senior executives and other key employees should be contingent upon the financial performance of the Company. Annual bonus levels are established as a percentage of base salary. Jobs with greater spans of control and impact upon the Company's results have higher bonus percentages. For fiscal 2023, Mr. Culbreth was eligible for a target potential bonus opportunity equal to 120% of his base salary with a maximum potential bonus of 1.67 times target bonus; and Mr. Joachimczyk, Mr. Adams and Ms. May were eligible for a target potential bonus opportunity equal to 75% of their respective base salaries with a maximum potential bonus of 1.67 times target bonus.

Adjusted EBITDA, free cash flow and an individual component are utilized to measure Company performance for the bonus plan for nearly every employee in the Company, including our NEOs, due to their ease of understanding as simple, consistent, and important indicators of the Company's annual performance. We utilize free cash flow as a performance measure for the annual bonus plan as a measure of our ability to repay our debt obligations. The weightings of the three performance measures that we used for the fiscal 2023 annual bonus plan were as follows: adjusted EBITDA (60% weighting), free cash flow (20% weighting), and individual goals (20% weighting).

ANNUAL CASH BONUS GOAL WEIGHTINGS

20%
20%
60%
Free Cash Flow
Adjusted EBITDA
Individual Goals

    Company Goals. On an annual basis, the Compensation and Social Principles Committee establishes bonus goals for Company performance based upon a variety of factors including progress achieved towards critical elements of the Company's long-term strategy, prior year performance, and the external economic environment. As a result, Company-wide performance targets vary from fiscal year to fiscal year. The annual performance goals represent the expected range across the following three levels of performance:

•	"Threshold" representing the minimum level of achievement in order to qualify for a payout of 25% of the maximum;
•	"Target" representing performance consistent with demanding expectations to qualify for a payout of 60% of the maximum; and
•	"Superior" representing outstanding performance against demanding expectations to achieve 100% of the maximum.

Company performance falling between each performance level results in an interpolated percentage payout based upon a predetermined scale. No portion of the Company performance portion of annual bonuses are paid if the Company's performance is below the predetermined adjusted EBITDA and free cash flow thresholds.

Company performance targets are set sufficiently high to require excellent performance. In the last ten years, the Company has achieved superior performance one time, achieved between target and superior performance four times, achieved between threshold and target performance three times, and did not meet threshold performance two times. Performance goals for Company performance at the threshold, target and superior performance levels for fiscal 2023 are presented in the following table.

(dollar amounts in millions)	Fiscal 2023
	Goals			Actual
	Threshold	Target	Superior
Adjusted EBITDA (1)	$166.1	$230.2	$254.2	$240.4
Free Cash Flow (2)	$15.4	$60.0	$74.7	$153.5

(1)	Adjusted EBITDA is a non-GAAP financial measure. The Company defines adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, net of amounts included in restructuring, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, (10) net gain/loss on debt forgiveness and modification, and (11) pension settlement charges.
(2)	Free cash flow is a non-GAAP financial measure. The Company defines free cash flow as cash flows from continuing operations less amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays.

Individual Goals. Individual goals are based on an assessment of each NEO's contributions towards individual goals established with the Committee in May 2022. The individual goals were established to be challenging, but achievable. The Committee evaluates performance against these goals specific to each NEO's responsibilities. These goals included the optimization of Oracle, transition to a new audit firm, execution of our platform design strategy, improvement in our customer experience measures and the launch of the Company strategy Growth, Digital Transformation and Platform Design – “GDP”.

Fiscal 2023 Annual Bonus Results. The Company's actual performance for fiscal 2023 adjusted EBITDA exceeded target but fell short of superior and free cash flow reached superior. This performance resulted in a Company performance percentage based upon the predetermined bonus scale of 86.1% of the maximum. Accordingly, Mr. Culbreth earned an annual bonus of 172.2% (86.1% of 200%) of his year-end base salary, and Messrs. Joachimczyk and Adams each earned an annual bonus of 107.6% (86.1% of 125%) of their respective year-end base salaries. Ms. May did not receive an annual bonus for fiscal 2023 due to her separation prior to the end of the year.

Long-Term Incentive Awards. The Compensation and Social Principles Committee has established long-term incentive awards for the Company's executives and key managers with the objective of advancing the longer-term interests of the Company and its shareholders by directly aligning executive compensation with increases in the Company's stock price. These awards complement cash incentives tied to annual performance by providing incentives for executives to increase shareholder value over time. The Company's long-term incentive compensation program utilizes RSUs. RSUs are intended to focus the attention of executives on the achievement of the Company's long-term performance objectives, to align executive management's interests with those of shareholders, and to facilitate executives' accumulation of sustained ownership of Company stock.

In line with recommendations from WTW, the NEOs with target performance may earn long-term incentive awards valued at approximately 180% of base salary for Mr. Culbreth, 90% for Mr. Joachimczyk and Ms. May and 105% for Mr. Adams. With superior performance, each of the NEO's may earn a maximum potential long-term incentive of 1.67 times their respective target long-term incentives. All long-term incentive awards were approved by the Compensation and Social Principles Committee.

Restricted Stock Units. During fiscal 2023, Mr. Culbreth was awarded 51,350 RSUs, Mr. Joachimczyk was awarded 12,840 RSUs, Mr. Adams was awarded 14,580 RSUs, and Ms. May was awarded 11,270 RSUs. These RSUs vest upon the satisfaction of certain performance, retention, and cultural conditions. 35% of each award vests based on the executive's continued employment through the third anniversary of the grant date (retention), 20% of each award vests based on the executive's continued employment through the third anniversary of the grant date and the achievement of certain cultural goals (social representation, training compliance, succession planning and cultural development, weighted 5% each) for the period ending with the Company's 2025 fiscal year, and the remaining 45% of each award vests based on the executive's continued employment through the third anniversary of the grant date and the achievement of certain annual performance goals (adjusted EPS and return on equity, weighted 22.5% each) for the Company's 2023, 2024, and 2025 fiscal years. Subject to satisfying the associated vesting conditions, each RSU represents the right to receive one share of the Company's common stock. The Compensation and Social Principles Committee believes that the RSU grants provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns financial interests with the Company's shareholders.

LONG-TERM INCENTIVE PLAN GOAL WEIGHTINGS

35%
5%
5%
5%
5%
22%
23%
Retention (35%)
Social Representation (5%)
Training Compliance (5%)
Succession Planning (5%)
Cultural Development (5%)
Adjusted EPS (22.5%)
Return on Equity (22.5%)

    In order to receive the shares of Company stock corresponding to the RSU award, the award recipients must remain continuously employed with the Company through the three-year anniversary date of the RSU grant. Each award is subject to accelerated vesting in certain circumstances, including the executive's retirement, death, disability or qualifying termination in connection with a change in control.

    The Company-wide performance criteria upon which the performance-based component of the RSU awards is based are established annually by the Compensation and Social Principles Committee. The Compensation and Social Principles Committee determined the performance criteria for fiscal 2023 in May 2022 and will determine the performance criteria for fiscal years 2024 and 2025 within 90 days after the start of each year based on the Company's annual operating plan for each year. The Company-wide performance criteria which the Compensation and Social Principles Committee established in May 2022 applies to the fiscal 2023 tranche of the performance-based RSU awards previously granted to the NEOs in fiscal year 2022 and 2021, as well. The Compensation and Social Principles Committee uses two performance measures for the performance-based RSUs, adjusted earnings per share (22.5% weighting) and return on equity (22.5% weighting), and has established threshold, target and superior performance goals for each measure. 60% of each annual tranche of the fiscal 2023, fiscal year 2022, and fiscal year 2021 performance-based RSUs is earned for performance at the target level, the maximum 100% is earned for performance at or above the superior level, and 0% is earned for performance at or below the threshold goal. Specific performance goals for the fiscal 2023 tranche of the fiscal 2023, fiscal year 2022, and fiscal year 2021 performance-based RSUs and the Company's performance against these goals were as follows:

	Goals			Actual
	Threshold	Target	Superior	Performance
Performance Measure
Adjusted earnings per share (1)	$3.95	$6.80	$7.85	$7.62
Return on equity	4.1%	9.9%	12.0%	11.4%

(1)	Adjusted earnings per share is a non-GAAP financial measure. The Company defines adjusted EPS as diluted earnings per share determined in accordance with GAAP adjusted to exclude the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness and modification, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain/loss on debt forgiveness and modification, the amortization of customer relationship intangibles and trademarks and pension settlement charges.

    The Compensation and Social Principles Committee assessed the Company's overall achievement of the performance goals for fiscal 2023 above target but below superior, meaning 89.9% of the fiscal 2023 tranche of the fiscal 2023, fiscal year 2022 and fiscal year 2021 performance-based RSUs will be eligible to vest subject to each NEOs continued employment through the end of the applicable three-year vesting period for each award.

    The cultural-based component of the fiscal 2023 RSU awards may be earned based upon achievement with respect to four cultural achievement goals (weighted 5% each and 20% in total) as determined by the Compensation and Social Principles Committee at the end of the three-year performance period, including (i) social representation, (ii) compliance with training goals, (iii) succession planning, and (iv) cultural development.

Fiscal 2023 RSUs

    Based on achievement of the fiscal 2023 performance goals at 89.9%, if the fiscal year 2024 and 2025 performance goals and the cultural goals are each earned at their target (60%) levels, and if Messrs. Culbreth, Joachimczyk, and Adams remain continuously employed by the Company through June 2025, they will be eligible to vest in and receive 78.5% of their total fiscal 2023 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
FY24 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
FY25 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					31.5%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Retention RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					78.5%

    78.5% vesting would result in Messrs. Culbreth, Joachimczyk, and Adams receiving 40,302, 10,077, and 11,443 shares, respectively, with respect to their fiscal 2023 RSU awards. If the fiscal 2024 and 2025 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 98.5% of their fiscal 2023 RSU awards, subject to their continued employment through June 2025, or 50,572, 12,645, and 14,359 shares for Messrs. Culbreth, Joachimczyk, and Adams, respectively. For a discussion of Ms. May's fiscal 2023 RSUs, please see "Separation Agreement with Ms. May" below.

Fiscal 2022 RSUs

    Based on achievement of the fiscal 2022 performance goals at 0% (as described in last year's proxy statement) and fiscal 2023 performance goals at 89.9% (as described above), if the fiscal 2024 performance goals and the cultural goals are each earned at their target (60%) levels, and if Messrs. Culbreth, Joachimczyk, and Adams remain continuously employed by the Company through June 2024, they will be eligible to vest in and receive 69.5% of their total fiscal 2022 RSU award, calculated as follows:

	Performance Attainment		Weighting Factor		Weighted Performance

FY22 Performance-Based Goals (Actual)	0%	X	15%	=	0.0%
FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
FY24 Performance-Based Goals (Target)	60%	X	15%	=	9.0%
Potential Earned and Vested Performance-Based RSUs					22.5%

Potential Earned and Vested Cultural-Based RSUs (Target)	60%	X	20%	=	12.0%

Potential Vested Retention RSUs	N/A				35.0%

Total Potential Vested Portion of RSU Awards					69.5%

    69.5% vesting would result in Messrs. Culbreth, Joachimczyk, and Adams receiving 18,052, 3,453, and 4,517 shares, respectively, with respect to their fiscal 2022 RSU awards. If the fiscal 2024 performance goals and the cultural goals were to be earned at their maximum (100%) levels, then the NEOs would be eligible to vest in and receive up to 83.5% of their fiscal 2022 RSU awards, subject to their continued employment through June 2024, or 21,689, 4,149, and 5,427 shares for Messrs. Culbreth, Joachimczyk, and Adams, respectively. For a discussion of Ms. May's fiscal 2022 RSUs, please see "Separation Agreement with Ms. May" below.

Fiscal 2021 RSUs

    Based on achievement of the fiscal 2021 performance goals at 100% (as described in the Company's 2021 proxy statement), fiscal 2022 performance goals at 0.0% (as described in last year's proxy statement), and achievement of the fiscal 2023 performance goals at 89.9% (as described above), and achievement of the cultural goals for the fiscal 2021 cultural-based RSUs at 75% (as discussed below), Messrs. Culbreth, Joachimczyk, and Adams each vested in and received 78.5% of their total fiscal 2021 RSU awards, as calculated below:

	Performance Attainment		Weighting Factor		Weighted Performance

FY21 Performance-Based Goals (Actual)	100%	X	15%	=	15.0%
FY22 Performance-Based Goals (Actual)	0%	X	15%	=	0.0%
FY23 Performance-Based Goals (Actual)	89.9%	X	15%	=	13.5%
Earned and Vested Performance-Based RSUs					28.5%

Earned and Vested Cultural-Based RSUs (Actual)	75%	X	20%	=	15.0%

Vested Retention RSUs	N/A				35.0%

Total Vested Portion of RSU Awards					78.5%

    78.5% vesting resulted in Messrs. Culbreth, Joachimczyk and Adams receiving 15,462, 1,789 and 9,002 shares, respectively, with respect to their fiscal 2021 RSU awards.

The Compensation and Social Principles Committee determined that the cultural goals for the fiscal 2021 cultural-based RSUs were achieved at 75% of target, based on failure to achieve the threshold performance level of the employee retention goal for the three-year period ending with fiscal 2023, and achievement of the training compliance, succession planning, and cultural development goals for the three-year period ending with fiscal 2023 at the superior level.

Changes to Fiscal 2024 Long-Term Incentive Grants

In prior years, the RSU awards vested if the grant recipients remained continuously employed through the three-year anniversary date of the RSU grant and upon satisfaction of certain performance and cultural goals. The Compensation and Social Principles Committee used two performance measures for the performance-based RSUs, adjusted earnings per share and return on equity, and has established threshold, target and superior performance goals for each measure. The return on equity performance measure will continue to be used for all prior outstanding grants.

For fiscal 2024 grants, the Compensation and Social Principles Committee replaced the return on equity performance measure with return on invested capital. In addition, one-third of retention RSUs granted beginning in fiscal 2024 will vest ratably each year, provided the employees are employed through the anniversary date of the grant date. The vested retention shares will be distributed and/or paid to employees upon vesting. The Compensation and Social Principles Committee believes this change more aligns the grants with shareholder value and incentive targets for our peer group members.

Pension and Savings Plans

The Company formerly maintained a non-contributory tax-qualified defined benefit pension plan, the American Woodmark Corporation Employee Pension Plan (the "Pension Plan"), which was frozen effective April 30, 2012 and terminated effective December 31, 2020. The Pension Plan covered many of the Company's employees hired prior to April 30, 2012, including certain of the NEOs, who were compensated on the basis of a salary and/or a commission, and who met certain age and service requirements. Funding was determined on an actuarial basis. Benefits were based on 1.25% of a participant's average cash compensation, including bonuses, for the five calendar years in the ten calendar years prior to the earlier of the participant's retirement or the freeze date, that produce the highest average compensation, multiplied by the participant's years of credited service through the earlier of retirement or the freeze date. The annual earnings taken into account in this formula may not exceed an IRS-prescribed limit applicable to tax-qualified plans. Mr. Adams, the only NEO who participated in the Pension Plan during fiscal 2022, received a lump-sum distribution of his Pension Plan benefit during fiscal 2022.

Most employees, including the NEOs, also participate in the Company's Retirement Savings Plan. This plan has a profit-sharing component and a 401(k) component. The Company makes profit-sharing contributions, whereby (for fiscal 2023) 5% of the Company's net income is contributed and divided equally among eligible employee 401(k) accounts in the form of Company stock. In addition, all employees may contribute up to 100% of their pay to 401(k) accounts on a pre-tax basis. For fiscal 2023, the Company provided matching contributions in cash equal to 100% of each employee's 401(k) contributions up to the first 4% of the employee's annual compensation. This is a tax-qualified plan and is subject to IRS compensation and other limitations. Company contributions to this plan for the NEOs for fiscal 2023 are included in the All Other Compensation column in the Summary Compensation Table.

Other Benefits

All of the NEOs are eligible to purchase the Company's products at a discounted price.

The Company places a priority on enabling its employees to take advantage of preventive health care. To this end, the Company offers subsidized medical benefits to substantially all of its employees, as well as the ability to take advantage of annual physical exams at low or no cost. The NEOs are eligible to receive a more extensive annual medical exam from a nationally recognized medical clinic at no cost to them.

Certain employees, including the NEOs, are eligible for relocation benefits.

Severance and Change in Control Agreements

Each of the NEOs has entered into an employment agreement with the Company that provides for severance benefits under certain termination scenarios, including termination in connection with a change in control. The Company believes these agreements are necessary in order to ensure the continuity of management and to allow executive officers to focus on serving the Company in a change in control situation without the distraction of concern for their employment. These agreements generally provide for severance benefits in the event of involuntary termination of employment without cause at any time during the term of the agreement, and certain enhanced benefits for termination without cause or termination by the executive for good reason within a certain period following a change of control. No payments are made if employment is terminated due to death, disability or cause. Each of these agreements provides that any unvested stock awards shall become fully vested in connection with a change in control of the Company only upon the occurrence of both a change in control and either involuntary termination of employment without cause or termination by the executive for good reason in connection with a change of control.

In developing the parameters for these agreements, the Compensation and Social Principles Committee utilized an independent compensation consultant and an analysis of peer companies. The Compensation and Social Principles Committee established these agreements with a goal of providing terms that are representative of the competitive market for like positions. Mr. Culbreth's employment agreement includes a longer severance period and a greater bonus payment percentage due to the greater span of control, accountability and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer.

The Company does not provide tax gross-ups to its NEOs for any Section 280G taxes resulting from a change in control. In lieu of receiving a tax gross-up, any golden parachute payments to these NEOs will be reduced until the excise tax no longer applies (unless the NEO would be in a better net after-tax position after paying the excise tax, in which case the payments would not be reduced, but the NEO still would not receive any gross-up).

Each NEO's employment agreement also contains restrictive covenants which specify confidentiality, non-solicitation, and non-competition with the Company in the event of termination. Further information regarding the terms and conditions of these agreements is found beginning on page 37, under the heading "Employment Agreements and Post-Employment Compensation Agreements."

Separation Agreement with Ms. May

In connection with Ms. May's retirement in January 2023, the Company and Ms. May entered into a separation agreement and release under which Ms. May receives salary continuation of $410,800, payable over 12 months, which is equivalent to Ms. May's annual salary at the time of her retirement. Ms. May is also receiving reimbursement for required COBRA premiums, to the extent the Company subsidizes the group medical plan premium for active salaried employees, for up to twelve (12) months, or until Ms. May becomes eligible for coverage under another group medical plan, whichever period is shorter. The Company is also providing Ms. May a separate reimbursement for Ms. May’s tax liability on the COBRA premiums at Ms. May’s incremental tax rate. In exchange for the payments and benefits provided for in the separation agreement and release, Ms. May agreed to abide by certain non-competition and non-solicitation provisions for a period of one year and released the Company and its affiliates from all claims she has or may have against the Company and its affiliates arising out of her employment and separation from the Company. Pursuant to the terms of her RSU awards, a pro rata portion of Ms. May's outstanding, unvested RSUs based on her total period of service from the grant date through the date of her retirement vested upon her retirement. Ms. May received 7,173 shares of Company common stock upon the settlement of these RSUs, including pro rata portions of her fiscal 2021 and 2022 performance-based RSUs based on completed performance years (fiscal 2021 and fiscal 2022) at the time of her retirement, pro-rata portions of her fiscal 2021, 2022, and 2023 service-based RSUs, and pro-rata portions of her fiscal 2021, 2022, and 2023 cultural-

based RSUs (based on target performance), with the pro-rata portion in each case determined based on Ms. May's total service during the applicable three-year vesting period for the award. Ms. May forfeited her fiscal 2023 performance-based RSUs in their entirety.

Deductible Compensation of Executive Officers

Pursuant to Section 162(m) of the Code, non-grandfathered compensation payable to certain of our covered officers and former officers that exceeds $1 million per person in a given year is not deductible by the Company, regardless of whether it is performance-based. The Compensation and Social Principles Committee designs and administers our executive compensation programs in a manner that preserves its flexibility and recognizes a full range of performance criteria important to the Company's success, even where the compensation paid under such programs is not deductible under Section 162(m).

Summary Compensation Table

The following table sets forth for fiscal 2023, 2022, and 2021 the compensation for the NEOs.

	Fiscal	Salary		Stock Awards	Non-equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation
Name & Principal Position	Year	1	Bonus	2	3	4	5	Total

M. Scott Culbreth	2023	$900,000	$—	$2,096,515	$1,549,800	$—	$17,355	$4,563,670
President and	2022	$786,557	$—	$1,445,358	$—	$—	$18,952	$2,250,867
Chief Executive Officer	2021	$627,584	$—	$1,020,933	$1,268,400	$—	$25,416	$2,942,333

Paul Joachimczyk	2023	$469,615	$—	$524,230	$505,447	$—	$20,861	$1,520,153
Senior Vice President and	2022	$379,634	$—	$276,541	$—	$—	$13,566	$669,741
Chief Financial Officer	2021	$310,447	$—	$118,159	$289,920	$—	$16,471	$734,997

Robert J. Adams	2023	$455,191	$—	$595,271	$489,922	$—	$31,650	$1,572,034
Senior Vice President	2022	$421,203	$—	$361,618	$—	$—	$16,930	$799,751
Value Stream Operations	2021	$376,928	$—	$594,421	$458,663	$5,831	$18,890	$1,454,733

Teresa M. May	2023	$301,050	$—	$460,133	$—	$—	$172,401	$933,584
Former Senior Vice President and	2022	$356,464	$—	$310,435	$—	$—	$293,978	$960,877
Chief Marketing Officer	2021	$310,788	$—	$448,796	$362,240	$—	$5,344	$1,127,168

1	On July 9, 2020, Mr. Culbreth was elected President and Chief Executive Officer and Mr. Joachimczyk was named Vice President and Chief Financial Officer.
2
This column represents the grant date fair value of RSU awards calculated in accordance with FASB ASC Topic 718. For a discussion of the terms of the RSUs granted in fiscal 2023, see Restricted Stock Units beginning on page 26. Of the amounts reported in this column for fiscal 2023, $1,161,560 for Mr. Culbreth, $290,452 for Mr. Joachimczyk, $329,813 for Mr. Adams, and $254,914 for Ms. May are attributable to performance-based and cultural-based RSU awards. These awards are reported based on the actual outcome of the performance conditions for fiscal 2023 and target achievement (60%) for Company performance for fiscal 2024 and 2025 and for the cultural-based RSUs. Assuming the highest level of performance will be achieved for the performance-based and cultural-based components of the grant in fiscal 2023, the amounts attributable to the performance-based and cultural-based RSUs would be: $1,736,272 for Mr. Culbreth, $434,159 for Mr. Joachimczyk, $492,994 for Mr. Adams, and $381,047 for Ms. May. For information on the valuation assumptions with respect to the RSU grants for fiscal 2023, refer to Note H – Stock-Based Compensation in the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended April 30, 2023. For additional information about the fiscal 2023 awards for Ms. May, see CD&A, "Separation Agreement with Ms. May" beginning on page 31.

3	Amounts in this column reflect the annual cash incentive compensation paid to the NEOs for fiscal 2023, 2022, and 2021.
4
This column represents the change in the present value of accumulated benefits under the Pension Plan during fiscal 2022 (from May 1, 2021 to April 30, 2022), and fiscal 2021 (from May 1, 2020 to April 30, 2021) but does not show anything for fiscal 2023 since the plan was terminated in fiscal 2022. Mr. Culbreth, Mr. Joachimczyk, and Ms. May did not participate in the Pension Plan as they were hired after the plan was frozen. Since the plan was frozen at the end of fiscal 2012, changes in pension value from year to year are due solely to changes in actuarial factors and not additional benefit accruals. The Company does not provide any above-market or preferential earnings on nonqualified deferred compensation under the Pension Restoration Plan. The Pension Plan was terminated effective December 31, 2020 and benefits were distributed on December 2, 2021.

5	See the All Other Compensation table below for additional information.

All Other Compensation

    The following table describes each component of the amounts listed for fiscal 2023 in the All Other Compensation column in the Summary Compensation Table.

	Company Contributions to Retirement Savings Plan	Severance	Other
Name	1	2	3	Total
M. Scott Culbreth	$12,585	$—	$4,770	$17,355
Paul Joachimczyk	$12,884	$—	$7,977	$20,861
Robert J. Adams	$12,753	$—	$18,897	$31,650
Teresa M. May	$9,124	$110,600	$52,677	$172,401

1	These amounts represent matching 401(k) and profit-sharing contributions made to the NEOs' respective Retirement Savings Plan accounts.
2	These amounts reflect severance payments made to Ms. May. See CD&A, "Separation Agreement with Ms. May" beginning on page 31 for more information.
3
These amounts reflect payments of insurance premiums paid for supplemental life insurance and costs associated with medical exams from a nationally recognized medical clinic, and discounts received on the purchase of Company products. For Mr. Culbreth, $828 represents insurance premiums paid for supplemental life insurance and $3,942 represents costs associated with medical exams. For Mr. Joachimczyk, $828 represents insurance premiums paid for supplemental life insurance and $7,149 represents costs associated with medical exams. For Mr. Adams, $1,548 represents insurance premiums paid for supplemental life insurance and $17,349 represents the value of discounts on cabinet purchases. For Ms. May, $1,072 represents insurance premiums paid for supplemental life insurance, $6,757 represents costs associated with medical exams, and $44,849 represents the value of discounts on cabinet purchases.

Grants of Plan-Based Awards in Fiscal 2023

    The following table provides information about all equity and non-equity awards granted to the NEOs in fiscal 2023.

	Grant	Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Performance-Based and Cultural-Based Restricted Stock Units (# of Shares)			All Other Awards: Number of Restricted Stock Units	Grant Date Fair Value of Restricted Stock Unit Awards
Name	Date	1			2			3	4
		Threshold	Target	Superior	Threshold	Target	Superior
M. Scott	n/a	$—	$1,080,000	$1,800,000
Culbreth	06/01/22				—	20,026	33,377	17,973	$2,096,515

Paul	n/a	$—	$360,000	$600,000
Joachimczyk	06/01/22				—	5,008	8,346	4,494	$524,230

Robert J.	n/a	$—	$348,216	$580,360
Adams	06/01/22				—	5,686	9,477	5,103	$595,271

Teresa M.	n/a	$—	$308,100	$513,500
May	06/01/22				—	4,395	7,325	3,945	$460,133

1
The amounts displayed in these columns reflect the threshold, target, and superior payouts under the fiscal 2023 Annual Cash Bonus program described in the Compensation Discussion and Analysis based upon annual salary rates as of the last day of fiscal 2023. The amounts actually paid under this program for fiscal 2023 are reflected in the Summary Compensation Table. Attainment of the Company-wide goals for adjusted EBITDA and free cash flow were the only determinants of the amount of bonus paid. Mr. Culbreth's potential bonus payment ranged from 0% to 300% of his ending fiscal 2023 annual base salary, with a target of 180%. Mr. Joachimczyk had potential bonus payment of 0% to 150% of his respective base salary, with a target of 90%, and Mr. Adams had potential bonus payment of 0% to 175% of his respective base salary, with a target of 105%. The Company's specific adjusted EBITDA and free cash flow goals for fiscal 2023 are described in the Compensation Discussion and Analysis beginning on page 25, under the heading "Company Goals". Ms. May did not receive a fiscal 2023 annual bonus due to her separation.

2
These columns reflect the threshold, target, and superior potential number of shares of the Company's common stock that could be issued under performance-based and cultural-based RSUs that each NEO received during fiscal 2023. Based upon actual Company performance for fiscal 2023 and target achievement (60%) for Company performance for fiscal 2024 and 2025 and for the cultural-based RSUs, the actual numbers of shares that the NEOs may earn under the performance-based and cultural-based RSUs if they remain continuously employed through June 1, 2025 are: 22,329 for Mr. Culbreth, 5,583 Mr. Joachimczyk, and 6,340 for Mr. Adams. If the executive terminates employment prior to the vesting date, and after the committee has completed its performance evaluation, due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive's service from the grant date to the date of termination. At the time the grants are made, the potential payouts are performance-driven and, therefore, completely at risk. The Plan measurements for determining the number of earned RSUs are described in the Compensation Discussion and Analysis under the heading "Restricted Stock Units" beginning on page 26. For additional information about the fiscal 2023 awards for Ms. May, see CD&A, "Separation Agreement with Ms. May" beginning on page 31.

3
This column reflects the number of RSUs granted to each NEO during fiscal 2023 that were subject to service-based vesting conditions alone. These RSUs are payable on June 1, 2025 if the NEO remains continuously employed through that date. If the executive terminates employment prior to the vesting date due to retirement, death or disability, the executive receives a pro rata portion of the award based upon the executive's service from the grant date to the date of termination.

4
This column reflects the full grant date fair value of the RSUs granted in fiscal 2023 computed in accordance with FASB ASC Topic 718. The grant date fair value of the RSUs subject to performance-based and cultural-based vesting is calculated based upon actual Company performance for fiscal 2023 and target achievement (60%) for Company performance for fiscal 2024 and 2025 and for the cultural-based RSUs.

Outstanding Equity Awards at 2023 Fiscal Year-End

    The following table provides information on the holdings, as of April 30, 2023, of RSUs awarded to the NEOs. This table includes all unvested RSUs. All unvested RSU awards shown in the table below are scheduled to vest on the third anniversary of the applicable grant date for each award. For additional information about the RSU awards, see the description of long-term incentive awards in the Compensation Discussion and Analysis on page 27.

	Grant	Number of Restricted Stock Units that have Not Yet Vested	Market Value of Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Number of Unearned Restricted Stock Units that have Not Yet Vested	Equity Incentive Plan Awards: Market Value of Unearned Restricted Stock Units that have Not Yet Vested
Name	Date	1	2	3	2

M. Scott	06/01/22	24,897	$1,257,817	25,675	$1,297,084
Culbreth	06/02/21	12,596	$636,370	9,093	$459,378
	06/01/20	15,462	$781,140	—	$—

Paul	06/01/22	6,225	$314,511	6,420	$324,338
Joachimczyk	06/02/21	2,411	$121,806	1,739	$87,871
	06/01/20	1,789	$90,380	—	$—

Robert J.	06/01/22	7,069	$357,132	7,290	$368,291
Adams	06/02/21	3,152	$159,239	2,275	$114,933
	06/01/20	9,001	$454,731	—	$—

1	This column reflects the FY21 awards actually earned (scheduled to vest on June 1, 2023) and the unvested service-based component of the FY22 and FY23 awards (scheduled to vest on June 2, 2024 and June 1, 2025, respectively); the unvested FY22 and FY23 performance-based component that has been earned under the FY22 awards (scheduled to vest on June 2, 2024); and the unvested FY23 performance-based component that has been earned under the FY23 awards (scheduled to vest on June 1, 2025). Ms. May's outstanding awards are expected to be settled in July 2023.
2	Based on the closing price per share of the Company's common stock as of the last day of fiscal 2023, April 30, 2023, which was $50.52.
3	This column reflects the unearned FY24 performance-based component and cultural component of the FY22 awards (scheduled to vest on June 2, 2024) and the unearned FY24 and FY25 performance-based components and cultural component of the FY23 awards (scheduled to vest on June 1, 2025), in each case at maximum performance.

RSUs Vested in Fiscal 2023

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
	1	2
M. Scott Culbreth	7,765	$417,213
Paul Joachimczyk	669	$35,945
Robert J. Adams	4,516	$242,645
Teresa M. May	7,173	$381,460

1
This column represents the gross number of shares of RSUs that vested, consisting of RSUs that were originally granted in June 2019 and which vested in June 2022 with the exception of Ms. May. Ms. May's RSU's vested upon her retirement on January 12, 2023 but will not be transferred to her until July 2023.

2	This column represents the value of the RSUs that vested on the date the shares were transferred, which was the closing price of the Company stock on the transfer date with the exception of Ms. May. Ms. May's value is as of the vesting date. Under IRS guidance, GLAM 2020-004 the value of the vested shares for tax purposes and withholding is based on when the Company initiates transfer of the shares to Ms. May.

Nonqualified Deferred Compensation

None of our NEOs participated in a nonqualified deferred compensation plan during fiscal 2023.

Employment Agreements and Post-Employment Compensation Arrangements

As of April 30, 2023, the Company had entered into employment agreements with Mr. Culbreth, Mr. Joachimczyk, and Mr. Adams to fulfill the duties of each executive's respective position. These employment agreements provide for "double trigger" vesting of outstanding equity awards in connection with a change of control and do not provide for a tax gross-up for any golden parachute excise taxes.

The respective agreements specify a base salary for Mr. Culbreth of at least $700,000 per year, for Mr. Joachimczyk of at least $320,000 per year, and for Mr. Adams of at least $254,101 per year, each subject to annual upward adjustments as the Company shall deem appropriate from time to time and as approved within general practice and authority levels required by the Compensation and Social Principles Committee.

Further, the NEOs are entitled to participate in the Company's annual incentive program with a maximum potential bonus of 200% of Mr. Culbreth's then current base salary, a maximum potential bonus of 100% of Mr. Joachimczyk's then current base salary, and a maximum potential bonus of 125% of Mr. Adams' then current base salary, with Compensation and Social Principles Committee discretion to increase the amount of the maximum bonus. In each case, the actual amount of the bonus paid will be related to achievement of certain performance objectives set by the Compensation and Social Principles Committee at the beginning of each fiscal year. The employment agreements with Mr. Culbreth, Mr. Joachimczyk, and Mr. Adams are for one-year terms that end on December 31 of each year and provide for an automatic one-year extension, unless either party to the agreement gives notice on or before November 1 of the preceding year.

Under these agreements, each executive is entitled to severance pay should his employment be terminated by the Company without cause or if the Company decides not to extend the term of the agreement. Mr. Culbreth would be entitled to severance pay for a period of 24 months, in an amount equal to two times the sum of (i) the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement and (ii) 60% of the maximum eligible annual cash bonus for the year of termination. Mr. Joachimczyk and Mr. Adams are each entitled to severance pay for a period of 12 months, in an amount equal to one times the greater of their annual base salary at the time of termination or the largest base salary in effect during the term of the agreement. The length of Mr. Culbreth's severance pay period is longer than that of Mr. Joachimczyk and Mr. Adams, due to the greater span of control, accountability, and ability to impact the Company's performance inherent in Mr. Culbreth's role as Chief Executive Officer. The executives would also be entitled to receive subsidized COBRA coverage, and a tax gross-up with respect to such coverage, from the Company following their termination of employment, for a period of up to 18 months for Mr. Culbreth and up to 12 months for Mr. Joachimczyk and Mr. Adams. The employment agreements define "cause" as neglect of duty that is not corrected after 90 days' written notice, misconduct, malfeasance, fraud, or dishonesty which materially and adversely impacts the Company or its reputation, or conviction or entering a plea of nolo contendere to a felony or crime involving moral turpitude. Severance payments would be made in accordance with the Company's usual payroll practices for salaried personnel, subject to the requirements of Section 409A of the Code. Under the terms of these agreements, each executive has agreed to not compete with the Company both while they are employed and during the time they receive severance pay, and not to solicit its employees for a period of 12 months after the expiration of the agreements.

Each of the employment agreements for Mr. Culbreth, Mr. Joachimczyk, and Mr. Adams provides certain benefits upon termination in connection with a change in control of the Company. The employment agreements define "change in control" as an acquisition by a third party of 30% or more of the outstanding Company stock; a change in the Company's Board of Directors, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which the Company's pre-transaction shareholders cease to hold more than 50% of the Company's stock; or complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets. The agreements will remain in effect for 24 months after a change in control. If Mr. Culbreth terminates his employment for good reason within two years after a change in control, or if the Company terminates Mr. Culbreth's employment without cause within 3 months before or two years after a change in control, then he would receive a single lump sum payment equal to 2.99 times the sum of:

•	the greater of his annual base salary at the time of termination or the largest base salary in effect during the term of his agreement, and
•	an amount equal to 60% of the maximum eligible annual cash bonus.

    If Mr. Joachimczyk or Mr. Adams terminates his employment for good reason within one year after a change in control, or if the Company terminates Mr. Joachimczyk's or Mr. Adams' employment without cause within three months before or one year after a change in control, then he would be entitled to a lump sum payment equal to two times the sum of:

•	the greater of his annual base salary at the time of termination, a change in control, or his largest base salary in effect during the term of his agreement, and
•	an amount equal to the greater of the average of bonuses paid for the three preceding fiscal years or 60% of his maximum eligible annual cash bonuses for the year of termination.

Each NEO would have good reason to terminate his employment if:

•	his base salary is reduced,
•	he is not in good faith considered for a bonus,
•	he is not in good faith considered for other executive compensation benefits,
•	his place of employment is relocated to a location further than 50 miles from his current place of employment, or
•	his working conditions or management responsibilities are substantially diminished (other than on account of disability).

If a NEO's employment is terminated without cause, or if the NEO terminates employment for good reason, on or at any time following the date of a change of control, then such officer's outstanding equity awards will become 100% vested. If the termination occurs prior to the date of a change of control but after a definitive agreement has been signed that would result in a change of control if the transaction contemplated by the agreement were consummated, then the executive will conditionally vest in any outstanding equity awards, subject to consummation of the change of control. If one of the NEOs were to terminate employment prior to the vesting date (and with respect to cultural and performance-based RSUs, after the Compensation and Social Principles Committee has completed its performance evaluation) due to retirement, death or disability, the executive would vest in and receive a prorated portion of their RSU awards based upon the executive's total service from the grant date through the date of termination. Retirement is defined as age 55 with at least 10 years of service.

The following table represents the payments that would have been made or value of benefits provided to Mr. Culbreth upon termination of his employment under various scenarios, if that event had occurred on April 30, 2023.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$2,691,000	$1,800,000	$—	$—
Annual Bonus	$3,229,200	$2,160,000	$—	$—
COBRA Reimbursement	$25,938	$25,938	$—	$—
Accelerated RSU Vesting	$3,727,245	$—	$1,476,012	$—
Total	$9,673,383	$3,985,938	$1,476,012	$—

1	The cash payments would be triggered by termination of employment by Mr. Culbreth for good reason during the two-year period following a change in control or termination of his employment by the Company without cause within three months before or two years after a change in control. Mr. Culbreth's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Culbreth for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Joachimczyk upon termination of his employment under various scenarios, if that event had occurred on April 30, 2023.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$960,000	$480,000	$—	$—
Annual Bonus	$576,000	$—	$—	$—
COBRA Reimbursement	$16,044	$16,044	$—	$—
Accelerated RSU Vesting	$402,287	$—	$247,152	$—
Total	$1,954,331	$496,044	$247,152	$—

1
The cash payments would be triggered by termination of employment by Mr. Joachimczyk for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Joachimczyk's unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Joachimczyk for good reason at any time on or after a change in control.

The following table represents the payments that would have been made or value of benefits provided to Mr. Adams upon termination of his employment under various scenarios, if that event had occurred on April 30, 2023.

	Termination Event
	Qualifying Termination in Connection with a Change in Control	Termination by Company Without Cause (No Change In	Retirement,Death, or	Voluntary Termination (No Change In Control)/Termination by Company
Payment Type	1	Control)	Disability	for Cause
Base Salary	$928,576	$464,288	$—	$—
Annual Bonus	$696,432	$—	$—	$—
COBRA Reimbursement	$16,044	$16,044	$—	$—
Accelerated RSU Vesting	$2,169,520	$—	$625,982	$—
Total	$3,810,572	$480,332	$625,982	$—

1	The cash payments would be triggered by termination of employment by Mr. Adams for good reason within the one-year period after a change in control or termination of his employment by the Company without cause within three months before or one year after a change in control. Mr. Adams' unvested RSUs will fully vest upon any termination by the Company without cause or termination by Mr. Adams for good reason at any time on or after a change in control.

Ms. May separated during fiscal 2023 and was not employed as of April 30, 2023. The actual compensation and benefits received by Ms. May upon her separation are described above under CD&A, "Separation Agreement with Ms. May" beginning on page 31.

COMPENSATION AND SOCIAL PRINCIPLES COMMITTEE REPORT

The Compensation and Social Principles Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based upon its review and discussions with management, the Committee recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2023. This report is provided by the following independent directors, who comprise the Compensation and Social Principles Committee:

David A. Rodriguez, Chair
Andrew B. Cogan
Vance W. Tang

COMPENSATION AND SOCIAL PRINCIPLES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation and Social Principles Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPANY'S COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

    The Compensation and Social Principles Committee oversees management's evaluation of whether the Company's employee compensation policies and practices pose any risks that are reasonably likely to have a material adverse effect on the Company. In conducting this evaluation, management reviews the Company's overall compensation structure and may take into account such factors as the overall mix of compensation, the performance metrics that are used under the Company's employee incentive programs, the length of the performance periods under such programs, and the overall business risk of the Company. Management undertakes such a review periodically at the Compensation and Social Principles Committee's direction and reports to the Compensation and Social Principles Committee any finding that a risk related to the Company's compensation structure may exist, as well as any factors which may mitigate the risk posed by the particular compensation policy or practice. The Company has determined that there are currently no risks arising from its compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

NON-MANAGEMENT DIRECTORS' COMPENSATION

The Company's non-management director compensation program has the following objectives:

•	compensation should fairly pay non-management directors for work required for the Company's size and scope,
•	compensation should align non-management directors' interests with the long-term interests of shareholders, and
•	the structure of the compensation should be simple, transparent, and easy for shareholders to understand.

Non-management directors' compensation includes the following compensation elements:

Cash Director Fees. The annual cash retainer paid to non-management directors is $70,000 per year. The Non-Executive Chair of the Board receives an additional annual retainer of $125,000 per year, the Audit Committee Chair receives an additional annual retainer of $20,000 per year, the Compensation and Social Principles Committee and Governance, Sustainability and Nominating Committee Chair each receive an additional annual retainer of $15,000 per year. Directors who are also employees of the Company receive no additional compensation for their services on the Board. All directors are reimbursed for out-of-pocket costs incurred for travel and other expenses incurred for attending Board and committee meetings. The Compensation and Social Principles Committee Chair changed from Ms. Hayes to Mr. Rodriguez after the second quarter of fiscal 2023.

Stock Compensation. During fiscal 2023, non-employee directors were each awarded 2,290 RSUs under the 2015 Non-Employee Directors Restricted Stock Unit Plan ("Director RSUs"). Under the terms of the Director RSUs, granted August 24, 2022, if the recipients continuously serve as directors of the Company through August 15, 2024, then they will receive 2,290 shares of the Company's common stock. If a director leaves the Board for any reason prior to August 15, 2024, he or she will receive a pro-rata number of shares based on his or her days of service. Upon a change of control of the Company, each non-employee director will receive the full number of shares issuable under the RSUs if he or she continues to serve until the date of the change of control.

Stock Ownership Guidelines. Effective August 2019, the Board of Directors has adopted guidelines for stock ownership by its non-management directors. The stock ownership guideline for non-management directors is equivalent to five times the annual cash retainer. Non-management directors have 5 years from the later of the date they are first elected or appointed to the Board or the date the ownership guidelines went into effect in August 2019 to meet the ownership guideline established by the Board of Directors. The Company determines the amount of Company stock its non-management directors hold by including all shares of Company stock owned outright by the individual as well as unvested RSUs. As of April 30, 2023, all non-management directors met or were on pace to meet the ownership guidelines.

The following table sets forth the compensation earned by or paid to the Company's non-management directors during fiscal 2023.

	Director Fees Paid In Cash	Director RSUs
Name of Director	1	2	Total
Latasha M. Akoma	$70,000	$112,897	$182,897
Andrew B. Cogan	$70,000	$112,897	$182,897
James G. Davis, Jr.	$82,500	$112,897	$195,397
Martha M. Hayes	$77,500	$112,897	$190,397
Daniel T. Hendrix	$90,000	$112,897	$202,897
David A. Rodriguez	$77,500	$112,897	$190,397
Vance W. Tang	$195,000	$112,897	$307,897
Emily C. Videtto	$70,000	$112,897	$182,897

1	This column reflects the amount of cash compensation earned during fiscal 2023 for Board and committee service.
2
This column represents the dollar amounts of the aggregate grant date fair value of the Director RSUs granted during fiscal 2023 in accordance with FASB ASC Topic 718. These grants were all made on August 24, 2022, and the grant date fair value at the time of the grant is the number of Director RSUs multiplied by the closing price of the Company's stock on the date of grant, which was $49.30. As of April 30, 2023, each director held 3,580 unvested RSUs, with the exception of Ms. Akoma who held 2,290 unvested RSUs.

Pay Ratio Disclosure

    In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), the Company is required to disclose the ratio of the annual total compensation of the employee with the median of the annual total compensation of all employees ("Median Employee") to the annual total compensation of the principle executive officer ("PEO").

    The Company's PEO is Mr. Culbreth. We identified the Median Employee by examining the total taxable compensation for calendar year 2022, as reported on W-2 statements for US employees or the equivalent for non-US employees, for all employees, excluding our PEO, who were employed by us on February 1, 2023. As of February 1, 2023, we had approximately 9,296 employees, including full-time and part-time permanent employees as well as seasonal or temporary employees, but excluding any temporary workers employed by a third party (i.e., "leased workers"). We annualized the compensation for any full-time permanent employees hired during calendar year 2022, but not for any part-time permanent employees or seasonal or temporary employees. We calculated the Median Employee's fiscal 2022 annual total compensation using the same methodology as that used in the Summary Compensation Table for Mr. Culbreth. We included the value of employer paid health benefits for both the Median Employee and Mr. Culbreth.

    The ratio of the annual total compensation of our PEO to the annual total compensation of our Median Employee for fiscal 2023 is as follows:

Median Employee Annual Total Compensation	$47,123
PEO Annual Total Compensation	$4,579,128
Ratio of PEO to Median Employee Annual Total Compensation	97.2:1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K under the Exchange Act, we are providing the following information about the relationship between compensation actually paid (“CAP”) as calculated pursuant to Item 402(v) and performance. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how the Compensation and Social Principles Committee evaluates compensation decisions in light of Company or individual performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for first PEO[1]	Summary Compensation Table Total for second PEO[1]	Compensation Actually Paid to first PEO[2]	Compensation Actually Paid to second PEO[2]	Average Summary Compensation Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Share-holder Return[5]	S&P Household Durables Total Share-holder Return[6]	Net Income (thousands)[7]	Adjusted EBITDA (thousands)[8]
2023	$4,563,670	n/a	$5,133,276	n/a	$1,341,924	$1,517,618	7.8%	23.1%	$93,723	$240,379
2022	$2,250,867	n/a	$(43,926)	n/a	$810,123	$113,734	(52.9)%	(23.7)%	$(29,722)	$137,957
2021	$2,942,333	$4,076,674	$4,183,505	$(110,210)	$1,078,893	$1,341,850	93.5%	96.7%	$61,193	$226,504

1
During fiscal 2021, two individuals served as the Company’s Principal Executive Officer (“PEO”). The first PEO included in the table for 2023, 2022 and 2021 is Mr. Culbreth. The second PEO is S. Cary Dunston for 2021. Mr. Culbreth succeeded Mr. Dunston when he retired as the Company’s PEO on July 9, 2020. Mr. Culbreth served as the Company’s Senior Vice President and Chief Financial Officer until Mr. Dunston’s retirement.

2	The dollar amounts reported represent the amount of CAP to the first PEO (for 2023, 2022 and 2021) and the second PEO (for 2021), as computed in accordance with SEC rules. See CAP Reconciliation Table below for information on adjustments made to the applicable total compensation disclosed in the Summary Compensation Table.
3	The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Culbreth (for 2023, 2022 and 2021) and Mr. Dunston (for 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs for the applicable years were as follows: fiscal 2023 and 2022 - Mr. Joachimczyk, Mr. Adams, and Ms. May; and 2021 - Mr. Joachimczyk, Mr. Adams, Ms. May, and R. Perry Campbell.
4	The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding Mr. Culbreth (for 2023, 2022 and 2021) and Mr. Dunston (for 2021). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation for the NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note 2. The amounts presented are averages for the entire group of NEOs.
5	Cumulative total shareholder return (“TSR”) is calculated based on a hypothetical $100 investment beginning at the market close on the last trading day before fiscal 2021. The TSR is reported on a cumulative basis over fiscal 2021-2023. Specifically, TSR for fiscal 2021 in the table will represent TSR over fiscal 2021. TSR for fiscal 2022 will represent the cumulative TSR over fiscal 2021 and fiscal 2022. TSR for fiscal 2023 will represent the cumulative TSR over fiscal 2021, 2022 and 2023.
6	Represents the S&P Household Durables TSR.
7	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8	Adjusted EBITDA is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income determined in accordance with GAAP adjusted to exclude, (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, net of amounts included in restructuring, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts, and (10) net gain/loss on debt forgiveness and modification. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

CAP Reconciliation Table

	FY 2023		FY 2022		FY 2021
	First PEO ($)	Average for Other NEOs ($)	First PEO ($)	Average for Other NEOs ($)	First PEO ($)	Second PEO ($)	Average for Other NEOs ($)
Summary Compensation Table Total	$4,563,670	$1,341,924	$2,250,867	$810,123	$2,942,333	$4,076,674	$1,078,893
Adjustments
Subtract: Reported value of equity awards (1)	2,096,515	526,545	1,445,358	316,198	1,020,933	3,145,717	442,448
Add: Year end fair value of outstanding equity awards granted in covered year (2)	2,554,901	682,136	1,034,589	226,332	1,959,362	—	557,225
Add: Change in fair value of outstanding equity awards granted in prior years and unvested at year end (3)	136,346	24,916	(1,289,471)	(424,966)	280,660	—	134,023
Add: Change in vesting date fair value of equity awards granted in prior years that vested in covered year (4)	53,423	11,891	(86,213)	(22,288)	40,642	465,637	17,756
Subtract: Fair value at end of prior year of equity awards that failed to meet vesting conditions in covered year (5)	78,549	16,704	508,340	159,269	18,559	1,399,329	3,599
Subtract: Fair value of awards that are granted and vest in the same year (6)	—	—	—	—	—	107,475	—
Subtract: Reported value of Change in Pension Value (7)	—	—	—	—	—	15,471	5,686
Add: Change in Pension Adjustments(8)	—	—	—	—	—	15,471	5,686
Total Adjustments	569,606	175,694	(2,294,793)	(696,389)	1,241,172	(4,186,884)	262,957
Compensation Actually Paid	$5,133,276	$1,517,618	$(43,926)	$113,734	$4,183,505	$(110,210)	$1,341,850

1	This line represents the total of the amounts reported in the “Stock Awards” columns in the Summary Compensation Table for the applicable year.
2	This line represents the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the covered fiscal year.
3	This line represents the amount of change in fair value as of the end of the applicable year from the end of the prior fiscal year of any equity awards granted in prior years that are outstanding and unvested as of the end of the applicable year.
4	This line is for equity awards granted in prior years that vest in the applicable year, and for the applicable year, is equal to the change in fair value as of the vesting date of the respective equity award from the end of the prior fiscal year.
5	This line is for equity awards granted in prior years that failed to vest in the applicable year, and for the applicable year, is equal to the fair value at the end of the prior fiscal year.
6	This line represents the fair value of any equity awards granted and vested in the applicable year.

7	The amounts included in this column are the amounts reported in the “Change in Pension Value” column of the Summary Compensation Table for each applicable year.
8	The total pension benefit adjustments for 2021 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Adams during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP.

Financial Performance Measures

As described in greater detail under “Compensation Discussion and Analysis” above, the Company’s executive compensation program reflects a variable pay‑for‑performance philosophy. The metrics we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•	Adjusted EBITDA;
•	Free Cash Flow;
•	Adjusted Earnings Per Share; and
•	Return on Equity.

Analysis of the Information Presented in the Pay versus Performance Table

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation and Social Principles Committee’s philosophy to create and reinforce a pay for performance culture. As described in the CD&A above, a significant portion of annual target compensation awarded to NEOs is compensation at risk because it is dependent on the Company’s performance against pre-established performance goals under our Annual Incentive Plan, including our adjusted EBITDA, free cash flow, adjusted earnings per share, and return on equity performance. The amounts reflected as “Compensation Actually Paid” represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, primarily as it relates to equity valuations. The Compensation Actually Paid calculation also differs from the way in which the Compensation and Social Principles Committee views annual compensation decisions, as discussed in the CD&A. The amounts shown in the tables above are calculated in accordance with SEC rules and may not reflect actual amounts paid or earned by the NEOs, including with respect to equity awards that remain subject to forfeiture if vesting conditions are not satisfied.

The charts below show the relationship between “Compensation Actually Paid” to the Company’s PEOs and NEOs in fiscal 2021, 2022 and 2023, respectively, calculated under the SEC rules and the Company’s TSR, S&P Household Durables TSR, the Company’s Net Income and its Adjusted EBITDA:

CAP versus Net Income
$8,000
$4,000
$—
$(4,000)
CAP ($000
$100,000
$50,000
$—
$(50,000)
Net Income ($000)
FY2021
FY2022
FY2023
First PEO
Second PEO
Average for Other NEOs
Net Income

CAP versus Adjusted EBITDA
$6,000
$—
$(6,000)
CAP ($000)
$300,000
$180,000
$60,000
Adjusted EBITDA ($000)
FY2021
FY2022
FY2023
First PEO
Second PEO
Average for Other NEOs
Adjusted EBITDA

CAP versus TSR and S&P Durables TSR
$6,000
$—
$(6,000)
CAP ($000)
200.00%
—%
(200.00)%
TSR (%)
FY2021
FY2022
FY2023
First PEO
Second PEO
Average for Other NEOs
TSR
S&P Durables TSR

SECURITY OWNERSHIP

Share Ownership of Directors and Executive Officers

    The following table sets forth information regarding shares of the Company's common stock beneficially owned as of June 20, 2023, by (1) each director and director nominee of the Company, (2) each of the Company's NEOs (as identified in the "Summary Compensation Table"), and (3) the Company's current directors and executive officers as a group. Unless otherwise noted, and to the best knowledge of the Company, each of the shareholders listed below has sole voting power and sole investment power with respect to the number of shares set forth opposite the shareholder's name.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class
Vance W. Tang (1)	57,594	*
M. Scott Culbreth	29,546	*
James G. Davis, Jr. (2)	24,833	*
Robert J. Adams	14,576	*
Andrew B. Cogan (3)	9,272	*
Daniel T. Hendrix (4)	7,930	*
Teresa M. May (5)	7,549	*
Paul Joachimczyk	3,686	*
David A. Rodriguez (6)	2,882	*
Emily C. Videtto (7)	1,290	*
Latasha M. Akoma	100	*
All current directors and executive officers as a group (10 persons) (8)	157,968	1.0%

*	Indicates less than 1%.
(1)	Includes 9,664 shares held by Mr. Tang as Trustee for the Tang Family Trust, for which Mr. Tang has shared voting and dispositive power. Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Mr. Tang continuously serves on the board of directors through the maturity date for the RSUs.
(2)	Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Mr. Davis continuously serves on the board of directors through the maturity date for the RSUs.
(3)	Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Mr. Cogan continuously serves on the board of directors through the maturity date for the RSUs.
(4)	Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Mr. Hendrix continuously serves on the board of directors through the maturity date for the RSUs.
(5)	Includes 7,173 shares that vested in January 2023 and will be acquired in July 2023 when the shares are transferred to Ms. May.
(6)	Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Mr. Rodriguez continuously serves on the board of directors through the maturity date for the RSUs.
(7)	Includes 1,290 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if Ms. Videtto continuously serves on the board of directors through the maturity date for the RSUs.
(8)	Includes 7,740 shares that may be acquired upon the conversion of RSUs within 60 days after June 20, 2023 if the director continuously serves on the board of directors through the maturity date for their respective RSUs.

Share Ownership of Principal Beneficial Owners

    The following table sets forth information regarding shares of the Company's common stock beneficially owned by each shareholder the Company believes to own more than 5% of the Company's outstanding common stock.

Name	Number of Shares Beneficially Owned	Aggregate Percent of Class (6)

BlackRock, Inc. (1)	2,731,783	16.7%
55 East 52nd Street
New York, NY 10055

The Vanguard Group (2)	1,493,799	9.1%
100 Vanguard Blvd.
Malvern, PA 19355

Cooke & Bieler LP (3)	1,244,636	7.6%
2001 Market Street, Suite 4000
Philadelphia, PA 19103

Dimensional Fund Advisors LP (4)	1,039,556	6.3%
6300 Bee Cave Road, Building One
Austin, TX 78746

Pzena Investment Management, LLC (5)	838,198	5.1%
320 Park Avenue, 8th Floor
New York, NY 10022

(1)	The beneficial ownership information for BlackRock, Inc. is based upon the Schedule 13G/A filed with the SEC on January 26, 2023, which indicated the BlackRock, Inc. has sole voting power over 2,698,945 shares and sole dispositive power over 2,731,783 shares.
(2)	The beneficial ownership information for The Vanguard Group is based upon the Schedule 13G/A filed with the SEC on February 9, 2023, which indicated that The Vanguard Group has shared voting power for 24,818 shares, sole dispositive power for 1,452,279 shares and shared dispositive power for 41,520 shares.
(3)	The beneficial ownership information for Cooke & Bieler LP is based upon the Form 13G/A filed with the SEC on February 14, 2023, which indicated that Cooke & Bieler LP has shared voting power for 988,111 shares and shared dispositive power for 1,244,636 shares.
(4)	The beneficial ownership information for Dimensional Fund Advisors LP is based upon the Schedule 13G filed with the SEC on February 10, 2023, which indicated that Dimensional Fund Advisors LP has sole voting power for 1,017,645 shares and sole dispositive power for all 1,039,556 shares.
(5)	The beneficial ownership information for Pzena Investment Management, LLC is based upon the Schedule 13G filed with the SEC on January 27, 2023, which indicated that Pzena Investment Management, LLC has sole voting power over 578,774 shares and sole dispositive power over all 838,198 shares.
(6)	Percentage calculated based on the number of shares of Company common stock outstanding as of the record date for the Annual Meeting.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company's directors and officers and persons who beneficially own more than 10% of the Company's common stock to file with the SEC reports of initial ownership and changes in ownership of the Company's common stock.

Based upon the Company's review of Forms 3, 4, and 5 (and amendments thereto) filed with the SEC during or with respect to the Company's fiscal year ended April 30, 2023, and written representations from the Company's directors and executive officers that no Forms 5 were required to be filed by those persons for that fiscal year, the Company is not aware that any director, executive officer, or 10% shareholder failed to file in a timely fashion any such reports.

CERTAIN RELATED PARTY TRANSACTIONS

The Company has written policies concerning related party transactions and potential conflicts of interests. These policies describe the types of transactions and relationships that may qualify as related party transactions or give rise to potential conflicts of interests. All officers and directors, as well as employees who exercise substantial discretionary authority in the performance of their duties, are required to complete an annual questionnaire describing any potential conflicts of interest and certify their compliance with the Company's policies. These responses are reviewed by the Audit Committee. As required by their respective charters, both the Audit Committee and the Governance, Sustainability and Nominating Committee have the responsibility to review related party transactions. The Audit Committee is responsible for the review and approval of all related party transactions and the Governance, Sustainability and Nominating Committee must review and approve related party transactions involving directors. In addition, the Governance, Sustainability and Nominating Committee also is responsible for the review of any potential conflicts of interest involving employees, officers or directors as defined in the Code, which is maintained on the Governance Documents page of the Company's website at
https://americanwoodmark.com/investors/governance-documents. There have been no related party transactions since the beginning of fiscal 2023 and none are currently proposed.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2023 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed the Company's unaudited quarterly financial statements and the audited annual financial statements for the fiscal year ended April 30, 2023, with management and Ernst and Young LLP (EY), the Company's former independent registered public accounting firm, who was responsible for expressing its opinions on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and the effectiveness of the Company's internal control over financial reporting. The Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee discussed with EY the firm's independence from management and the Company, including matters in the written disclosures and letter from EY to the Committee required by the PCAOB.

    The Committee discussed and approved the audit scopes and plans of the Company's internal auditor and EY for their respective audits. The Audit Committee met with the Company's internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements as of and for the fiscal year ended April 30, 2023, be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2023. The

Audit Committee has selected EY as the Company's independent registered public accounting firm to audit the Company's financial statements for fiscal 2024 and the Board of Directors has submitted the selection of EY for ratification by the shareholders at the Annual Meeting.

Daniel T. Hendrix, Chair
Latasha M. Akoma
James G. Davis, Jr.
Emily C. Videtto
Independent Auditor Fee Information

    Fees for professional services provided by EY, the Company's independent registered public accounting firm at the time the Company's Annual Report on Form 10-K for the fiscal years ended April 30, 2023, in each of the following categories were:

2023
Audit and Audit-Related Fees	$1,725,000
Tax Fees	$135,000
All Other Fees	$5,200
Total	$1,865,200

Audit and Audit-Related Fees include fees associated with the annual audit of the Company's financial statements and internal control over financial reporting, as well as reviews of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, comfort letters, and other regulatory filings.

    Tax Fees include fees pertaining to tax compliance, tax advice, tax consulting, and tax planning.

All Other Fees include fees pertaining to access to EY's Global Accounting and Auditing Information Research Tool.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed for the Company by the Company's independent registered public accounting firm. The policy permits the Audit Committee to pre-approve specifically defined audit and non-audit services and related fees. Unless a specific service has been pre-approved with respect to a certain fiscal year, the Audit Committee must approve each permitted service and related fee before the Company's independent registered public accounting firm is engaged to perform such service. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve tax or other non-audit accounting services, provided that the Chair reports those approvals to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax fees set forth above were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

Effective May 23, 2022, the Audit Committee, following a competitive bid process, appointed EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2023. The Company, as approved by the Audit Committee, dismissed KPMG as the Company’s independent registered public accounting firm effective as of June 29, 2022, which is the date on which KPMG issued its reports on its audits of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and the effectiveness of the Company’s internal control over financial reporting as of April 30, 2022.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended April 30, 2022 and April 30, 2021 contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that (i) KPMG’s report on the Company’s consolidated financial statements as of and for the year ended April 30, 2022 noted that “[a]s discussed in Note A to the consolidated financial statements, the Company has elected to change its method of accounting for inventory costing from the LIFO method to the FIFO method as of May 1, 2019” and (ii) KPMG’s report on the Company’s consolidated financial statements as of and for the year ended April 30, 2021 noted that “[a]s discussed in Note A to the consolidated financial statements, the Company has elected to change its method of accounting for leases as of May 1, 2019 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 842, Leases.”

During the Company’s fiscal years ended April 30, 2021 and April 30, 2022 and through June 29, 2022, the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on the financial statements of the Company for such years.

During the Company’s fiscal years ended April 30, 2021 and April 30, 2022 and through June 29, 2022, no “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K occurred, other than the two material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022. These material weaknesses involved ineffective general information technology controls related to information technology change management within the Made to Order business environment and ineffective risk assessment, control activities and monitoring activities related to the enterprise resource planning system implemented in the fourth quarter of fiscal 2022. The Company has fully remediated these material weaknesses as reported in its Annual Report on Form 10-K for the fiscal year ended April 30, 2023. The Audit Committee discussed these matters with KPMG, and the Company authorized KPMG to respond fully to any inquires of EY with respect to these matters.

During the Company’s fiscal years ended April 30, 2021 and April 30, 2022 and through May 23, 2022, neither the Company nor anyone acting on the Company’s behalf consulted with EY regarding any matters referred to in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected EY as the independent registered public accounting firm to audit the financial statements of the Company for fiscal 2024, and the Board of Directors has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that selection. In the event the proposal to ratify the selection of EY is defeated, the adverse vote will be considered as a direction to the Audit Committee to select another independent registered public accounting firm for the next fiscal year ending April 30, 2025. However, because of the expense and difficulty in changing the independent registered public accounting firm after the beginning of the year, the Audit Committee intends to allow the appointment for fiscal 2024 to stand unless the Audit Committee finds other reasons for making a change.

Representatives of EY will be present at the Company's Annual Meeting. They will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of EY as the independent registered public accounting firm of the Company for fiscal 2024.

ITEM 3 - APPROVAL OF AMERICAN WOODMARK CORPORATION 2023 STOCK INCENTIVE PLAN

Subject to shareholder approval, the Board of Directors has unanimously approved the 2023 Stock Incentive Plan (the Plan), to be effective as of the date of the 2023 Annual Meeting. The Board of Directors is requesting that shareholders approve the Plan, which replaces the American Woodmark Corporation 2016 Employees Stock Incentive Plan (the Prior Employee Plan) and the American Woodmark Corporation 2015 Non-Employee Directors Restricted Stock Unit Plan (the Prior Director Plan) (hereafter collectively, Prior Employee Plan and the Prior Director Plan are referred to as the Prior Plans). The Prior Plans will terminate as of the Effective Date of this Plan (the Prior Plans Termination Date). The principal features of the Plan are summarized below.

Shareholders should read the full text of the Plan provided in Appendix A to this Proxy Statement for a complete description of its legal terms and conditions.

As described below, the number of shares that will be reserved for issuance under the Plan equals the sum of (i) 660,000, plus (ii) the sum of (a) the number of shares currently available for issuance under the Prior Plans (i.e., not previously issued or subject to outstanding awards under the Prior Plans) as of 2023 Annual Meeting, plus (b) the number of shares currently subject to outstanding awards under the Prior Plans as of the date of the 2023 Annual Meeting that subsequently expire, are forfeited, lapse or otherwise terminate after the date of the 2023 Annual Meeting without the issuance of shares thereunder. As of June 20, 2023, there are 194,153 shares currently available for issuance under the Prior Plans (i.e., 155,529 shares under the Prior Employee Plan and 38,624 shares under the Prior Director Plan) and 468,983 shares subject to outstanding awards under the Prior Plans (i.e., 441,633 shares under the Prior Employee Plan and 27,350 shares under the Prior Director Plan). If all shares subject to outstanding awards under the Prior Plan were to subsequently expire, be forfeited, lapse or otherwise terminate, then the maximum number of shares reserved for issuance under the Plan would be 1,323,136 shares, subject to adjustment in the case of certain recapitalization events as described below.

The Board of Directors unanimously recommends a vote “FOR” approval of the Plan.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the terms of the Plan, a copy of which is attached to this proxy as Appendix A.

Authorized Shares. The number of shares of common stock of the Company that will be reserved for issuance under the Plan will equal the sum of (A) 660,000, plus (B) the sum of (i) the number of shares currently available for issuance under the Prior Plans as of 2023 Annual Meeting, plus (ii) the number of shares currently subject to outstanding awards under the Prior Plans that subsequently expire, are forfeited, lapse or otherwise terminate without the issuance of shares thereunder (the “Share Reserve”).

Shares of Company Stock allocated to awards under the Plan or portions thereof that expire, are forfeited or otherwise terminate as well as awards that are settled in cash may again be used for future awards. However, shares of Company Stock tendered by a participant, or withheld by the Company, to pay the exercise price of an option or applicable withholding taxes in connection with an award may not be used for future awards under the Plan. Adjustments will be made in the number and kind of shares of stock or Company securities which may be issued under the Plan in the event of a stock dividend, stock split, recapitalization, merger or similar change in the outstanding shares of Company Stock or the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Stock or preferred stock.

Eligibility. All present and future employees of the Company or a subsidiary and whom the Compensation and Social Principles Committee determines have contributed or who can be expected to contribute significantly to the Company or subsidiary and non-employee members of the Board of Directors (the “Board”) are eligible to be granted awards under the Plan. The Company estimates that it has approximately 110 employees and non-employee members of the Board who would currently be eligible to receive awards under the Plan. With respect to Plan participants who are non-employee members of the Board, no individual director will receive an award or awards for any given fiscal year with an aggregate grant date value in excess of $200,000.

Administration. The Plan is administered by the Compensation and Social Principles Committee or a subcommittee of the Compensation and Social Principles Committee. The Compensation and Social Principles Committee has the power and complete discretion to select eligible employees and non-employee members of the Board to receive awards, and to determine the type, terms and conditions of the awards, including without limitation any performance goals applicable to awards.

Stock Options. Options to purchase shares of Company Stock granted under the Plan may only be non-statutory options. Non-statutory options do not qualify for favorable individual income tax treatment under Code Section 422. The purchase price of Company Stock covered by a non-statutory option may not be less than 100% of the fair market value of such shares on the date of grant. Options may only be exercised at such times as may be specified by the Compensation and Social Principles Committee in the option agreement, but no option may be exercised more than 10 years after the grant date. The Compensation and Social Principles Committee may grant options with a provision that an option that is not otherwise exercisable will become exercisable upon a change in control. “Reload” options are prohibited. The repricing of options under the Plan, including the exchange of underwater options for other awards or cash, is expressly prohibited without shareholder consent.

Restricted Stock. When a grant of Company Stock is made in the form of restricted stock, the grantee may not sell, assign, or otherwise dispose of the Company Stock until the restrictions on the shares set forth in the award agreement have lapsed or been removed. In making a grant of restricted stock, the Compensation and Social Principles Committee will establish as to each award the terms and conditions upon which these restrictions lapse. The minimum restriction period for an award of restricted stock is one year from the date of grant. The restrictions may also lapse as a result of the disability, retirement or death of the Participant or the occurrence of a change in control. Restricted stock awards convey common shareholder rights to the award recipients, including the right to receive dividends or other distributions with respect to Company Stock. Unless otherwise provided by the Compensation and Social Principles Committee, dividends or other distributions on unvested shares of restricted stock are subject to the same restrictions as the underlying shares, and are paid to the award recipient only if and when those restrictions lapse or are removed.

Restricted Stock Units. The Plan authorizes the grant of restricted stock units, which are rights to receive a share of Company Stock in the future, subject to vesting conditions as determined by the Compensation and Social Principles Committee and set forth in the applicable award agreement. Restricted stock units may be paid in cash or in shares of Company Stock or any combination thereof. The minimum vesting period for an award of restricted stock units is one year from the date of grant. Vesting may also occur as a result of the disability, retirement or death of the Participant or the occurrence of a change in control. Restricted stock units do not convey any shareholder rights with respect to Company Stock, however the Compensation and Social Principles Committee may provide for dividend equivalents in connection with a restricted stock unit award, which entitle the participant to receive the same dividends and other distributions with respect to his or her restricted stock units as though he or she were an owner of Company Stock. Unless otherwise provided by the Compensation and Social Principles Committee, the payment of any dividend equivalents on unvested restricted stock units is subject to the same vesting conditions as the underlying restricted stock units, and dividend equivalents are paid to the award recipient only if and when those conditions are satisfied.

Performance Grants. The Plan authorizes performance grants, which are rights to receive an amount denominated in cash, which may be payable in cash or shares of Company Stock, subject to the achievement of performance goals. The Compensation and Social Principles Committee establishes the performance goals for performance grants, which may be contained in the Company’s annual bonus plan or other similar document, based on the performance criteria described below. The Compensation and Social Principles Committee may not increase the amount payable under a performance grant, but may exercise “negative discretion” to reduce or eliminate a payment as provided in the grant.

Other Stock-Based Awards. The Compensation and Social Principles Committee may grant to participants other stock-based awards under the Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of common stock. The form of any other stock-based awards will be determined by the Compensation and Social Principles Committee and may include a grant or sale of unrestricted shares of common stock. The number of shares of common stock related to other stock-based awards will be determined by the Compensation and Social Principles Committee. Other stock-based awards will be paid in cash, shares of common stock, or a combination of cash and shares, as determined by the Compensation and Social Principles Committee. The terms and conditions, including vesting conditions and any performance goals and/or criteria, of any other stock-based award will be established by the Compensation and Social Principles Committee when the award is made and set forth in the applicable award agreement. The Compensation and Social Principles Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Other Cash-Based Awards. The Compensation and Social Principles Committee may grant to participants a cash award that is not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan. The other cash-based awards are valued in whole or in part by reference to, or otherwise based on, cash. The form of any other cash-based awards will be determined by the Compensation and Social Principles Committee. Other cash-based awards will be paid in cash, as determined by the Compensation and Social Principles Committee. The terms and conditions, including vesting conditions and any performance goals and/or criteria, of any other cash-based award will be established by the Compensation and Social Principles Committee when the award is made and set forth in the applicable award agreement. The Compensation and Social Principles Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.

Performance Criteria for Performance Grants and Other Performance-Based Awards. In addition to performance grants, stock options, restricted stock and restricted stock unit awards, other stock-based awards and other cash-based awards under the Plan may also be designed for the restrictions on the award to lapse or the award to vest upon the achievement of a performance goal or goals relating to one or more performance criteria. Performance criteria for purposes of performance grants or performance-based restricted stock or restricted stock unit awards under the Plan may include any of the following: (i) combined net worth; (ii) debt to equity ratio; (iii) earnings (before or after interest, taxes, deductions, depreciation and/or amortization); (iv) revenues; (v) income (before or after taxes); (vi) cash flow, including free cash flow; (vii) return on total or invested capital, equity, revenue or assets; (viii) cost containment or reduction; (ix) stock price or stock price appreciation; (x) total stockholder return; (xi) sales; (xii) margin or margin percentage; (xiii) expense or expense ratio; (xiv) turnover in accounts receivable, inventory or employees; (xv) employee retention; (xvi) training compliance; (xvii) safety or safety compliance or (xviii) any financial metric the Compensation and Social Principles Committee deems appropriate. The financial metrics identified above may be measured on an as reported (GAAP), gross, net, operating or pension adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and may be measured on an absolute, relative, growth or per-share basis. The metrics may be set on a consolidated, segment, sector, subsidiary, division, or plant basis. The metrics may be measured including or excluding unusual or infrequently occurring items such as restructuring charges, casual losses, insurance recoveries, and other similar items. Any of these metrics also may be based on peer comparisons.

Dividends and Dividend Equivalents. Along with the award, the Compensation and Social Principles Committee may grant to a participant dividends or dividend equivalents based on the dividends declared on shares of Company Stock that are subject to any award. Such amounts are to be credited as of dividend payment dates, during the period between the date the award is granted and the date the award is exercised, vests or expires, as determined by the Compensation and Social Principles Committee. Dividend equivalents will be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Compensation and Social Principles Committee, but in all cases in compliance with rules under or an exception from Section 409A of the Internal Revenue Code (the “Code”) (discussed below). However, dividends and dividend equivalents shall only be paid to the extent the underlying award becomes vested. Under no circumstances will dividend equivalents be granted in connection to stock option.

Nontransferability of Awards. In general, awards made under the Plan, by their terms, are not transferable by the participant except by will or by the laws of descent and distribution. Options are exercisable, during the participant’s lifetime, only by the participant or by his guardian or legal representative.

Recovery of Awards/Clawback. All awards under the Plan are subject to any recoupment or clawback policy adopted by, or applicable to, the Company, pursuant to any requirement of law or any exchange listing requirement related to clawback or other recovery of compensation.

Termination and Modification of the Plan. The board of directors of the Company may amend or terminate the Plan as it deems advisable. The Plan will automatically terminate on July 31, 2026 unless earlier terminated by the board. No awards will be made under the Plan after its termination. Shareholders must approve any amendments to the Plan that would: (i) increase the number of shares of Company Stock that are reserved and available for issuance, (ii) materially change the requirements for eligibility to participate, or (iii) materially increase the benefits that eligible employees may receive. The board may amend the Plan and outstanding awards under the Plan as necessary to ensure that the Plan meets the requirements of the Internal Revenue Code, federal and state securities laws and other applicable regulations.

Federal Income Tax Consequences of the Plan

The following discussion summarizes the material federal income tax consequences of participation in the Plan. This discussion is general in nature and does not purport to be a complete summary of the federal income tax considerations relevant to awards granted under the Plan. In addition, the consequences under state, local or foreign law may differ from the consequences under federal income tax law.

Non-statutory Stock Options. No taxable income will result to a recipient upon the grant of a non-statutory option under the Plan, nor will there be any tax effect on the Company. Upon the exercise of an option, a recipient will generally have ordinary income of an amount equal to the difference between the fair market value of the shares purchased and the exercise price of the option. The Company will generally be entitled to a business expense deduction at the time and in the amount that the recipient has ordinary income with respect to the option.

Restricted Stock. Except as described below, a recipient generally will not realize taxable income at the time of grant of restricted stock. Upon the lapse or removal of the restrictions on the shares of restricted stock, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days after the date of grant of the restricted shares, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company Stock over the amount paid by the recipient, if any, in which case there will be no additional income inclusion to the recipient when the restrictions lapse. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income.

Restricted Stock Units. No income will be recognized by a recipient in connection with the grant of a restricted stock unit. When a restricted stock unit vests and is paid, the recipient will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any Company Stock received on the payment. The Company will be entitled to a tax deduction at the same time and in the same amount.

Performance Grants. No income will be recognized by a recipient in connection with the grant of a performance grant. If and when a performance grant is paid, the recipient will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any Company Stock received on the payment. The Company will generally be entitled to a tax deduction at the same time and in the same amount. The Company may be entitled to a tax deduction for the year in which the performance grant is earned (rather than the year of payment) if, by the end of such year, all events have occurred that fix the right to receive the income and the amount thereof can be determined with reasonable accuracy and the performance grant is paid within 2.5 months following the end of such year.

Other Stock-Based Awards; Other Cash-Based Awards; Dividends and Dividend Equivalents. Generally, the granting of other stock-based awards, other cash-based awards, or dividend equivalent rights should not typically result in the recognition of taxable income by the recipient or a tax deduction by the Company or its subsidiaries or Affiliates. The payment or settlement of other stock-based awards, other cash-based awards or dividends or dividend equivalents should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we will be entitled to a corresponding tax deduction.

Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, the Company (or, if applicable, its subsidiaries) will have the right to require, as a condition to delivery of any certificate for shares of Company Stock or the registration of the shares in the participant’s name, that the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents and accepts delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on IRS Forms W-2 supplied by the Company to employees no later than January 31 of the following year. Deferred compensation that is subject to Code Section 409A (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.

Code Section 409A. The prior discussion of the tax consequences to participants is subject to the tax doctrines of constructive receipt and assignment of income and to compliance with the requirements of Code Section

409A. Code Section 409A is effective in general for any compensation deferred under a nonqualified deferred compensation plan on or after January 1, 2005. If at any time during a taxable year a nonqualified deferred compensation plan fails to meet the requirements of Code Section 409A, or is not operated in accordance with those requirements, all amounts (including earnings) deferred under the plan for the taxable year and all preceding taxable years, by any participant with respect to whom the failure relates, are includible in gross income for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under Code Section 409A, the amount also is subject to an additional income tax of 20% and an additional income tax equal to the interest that would have been due on the underpayments had the income been included when deferred or no longer subject to a substantial risk of forfeiture, at the underpayment rate plus 1%.

Code Section 280G. The prior discussion of the Company’s tax deductions and of the tax consequences to participants is subject to Code Sections 280G and 4999 with respect to awards under the Plan whose payment or vesting is contingent, directly or indirectly, on the occurrence of a change in control of the Company. Code Section 280G denies the Company a deduction for any “excess parachute payments” that are paid to certain individuals, including the Company’s executive officers, if the individual’s total payments that are contingent on the change in control exceed three-times the individual’s “base amount,” which is generally the individual’s average annual W-2 compensation over the five years preceding the year in which the change in control occurs. “Excess parachute payments” are any parachute payments that exceed the individual’s base amount. Code Section 4999 imposes a 20% excise tax on any excess parachute payments on the recipient of such payments.

New Plan Benefits

Awards under the Plan are discretionary and the amounts of awards that may be granted under the Plan in the future are not determinable as of the date of this proxy statement. However, the number of shares subject to restricted stock unit awards held as of April 30, 2023 under the Prior Employee Plan by each of our named executive officers is set forth in the Outstanding Equity Awards at Fiscal Year End Table, above. In addition, as of April 30, 2023, all current executive officers as a group held 135,095 RSUs under the Prior Employee Plan, and all non-executive officer employees as a group held 207,565 RSUs under the Prior Employee Plan. Non-employee directors are not eligible to participate in the Plan. However, as of April 30, 2023, all current non-employee members of the Board as a group held 27,350 RSUs under the Prior Director Plan.

Equity Compensation Plan Information

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2023:

	Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	—	—	381,873
Options	—	$—
Performance-based restricted stock units	199,830	N/A (2)
Service-based restricted stock units	170,180	N/A (2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	370,010	$—	381,873

(1)	At April 30, 2023, the Company had restricted stock unit awards outstanding under two different plans: 2016 Employee Stock Incentive Plan and 2015 Non-Employee Directors Restricted Stock Unit Plan.
(2)	Excludes exercise price for restricted stock units issued under the 2016 Employee Stock Incentive Plan and 2015 Non-Employee Directors Restricted Stock Unit Plan because they are converted into common stock on a one-for-one basis at no additional cost.
(3)	The Company does not have equity compensation plans that have not been approved by the Company's security holders.

Other Information

The closing price per share of the Company Stock on April 30, 2023 was $50.52 per share.

ITEM 4 - ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

    The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added section 14A to the Exchange Act, which requires that the Company provide its shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of the Company's NEOs as described in this Proxy Statement under Executive Compensation beginning on page 19, including the Compensation Discussion and Analysis and the accompanying tables and narrative disclosures. This vote is commonly known as "say-on-pay."

    As described in the Compensation Discussion and Analysis, the goal of the Company's executive compensation program is to facilitate the creation of long-term value for its shareholders by attracting and retaining superior senior management personnel, and motivate these executive officers to achieve desired Company and individual performance and to appropriately reward that performance, while aligning their interests with the long-term interests of the Company's shareholders.

    The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the NEOs, as well as the Company's executive compensation philosophy, policies and practices, all as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation and Social Principles Committee.

This proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. To the extent there is any significant vote against NEO compensation as disclosed in this Proxy Statement, the Compensation and Social Principles Committee will evaluate whether any actions are appropriate to address the concerns of shareholders.

    Accordingly, the Company asks its shareholders to vote on the following resolution at the Annual Meeting:

    RESOLVED, that the compensation paid to the Company's NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

    The Board of Directors unanimously recommends that shareholders vote "FOR" advisory approval of the compensation of the NEOs as described in this Proxy Statement.

ITEM 5 - ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY'S EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables the Company’s shareholders, at least once every six years, to vote, on a non-binding, advisory basis, to approve the frequency of the advisory “say on pay” vote to approve the compensation of the Company’s named executive officers. The last such vote occurred in 2017, when the

Company’s shareholders approved, on an advisory basis, holding the say on pay vote every year, in accordance with the Board of Directors’ recommendation.

This proposal gives the Company’s shareholders the opportunity to again advise the Board of Directors on how frequently they would like to cast an advisory “say on the pay” vote to approve the compensation of the Company’s named executive officers: every one, two or three years. Shareholders may also abstain from voting.

The vote is advisory, which means that the vote is non-binding on the Company, the Board of Directors and the Compensation and Social Principles Committee. The Board of Directors and the Compensation and Social Principles Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the most votes cast by shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors believes that an annual advisory vote on the compensation of the Company’s named executive officers is appropriate because this gives shareholders the most frequent opportunity to express their views on the Company’s executive compensation program and gives the Company the most immediate feedback on the design and operation of the program.

Accordingly, the Company asks its shareholders to vote on the following resolution at the 2023 Annual Meeting:

RESOLVED, that the shareholders of the Company advise that an advisory resolution to approve the compensation of the Company’s named executive officers should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.

The Board of Directors unanimously recommends that shareholders approve a frequency of every ONE YEAR for holding the advisory vote on the compensation of the Company’s named executive officers.

OTHER BUSINESS

If any other business properly comes before the Annual Meeting, your proxy may be voted by the persons named in it in their discretion in the manner they deem proper.

At this time, management does not know of any other business that will be presented at the Annual Meeting.

PROPOSALS BY SHAREHOLDERS FOR PRESENTATION AT 2024 ANNUAL MEETING

The Company plans to hold its 2024 Annual Meeting on August 22, 2024. The Company's bylaws provide that for business to be properly brought before an Annual Meeting by a shareholder, in addition to other applicable requirements, the shareholder must give timely written notice to the Secretary at the principal office of the Company. To submit business at the 2024 Annual Meeting, the notice must be received no later than April 20, 2024. The shareholder's notice must include:

•	the name and address of the shareholder, as they appear on the Company's stock transfer books;
•	the class and number of shares of stock of the Company beneficially owned by the shareholder;
•	a representation that the shareholder is a shareholder of record at the time the notice is given and intends to appear in person or by proxy at the meeting to present the business specified in the notice;

•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and
•	any interest that the shareholder may have in such business.

The chair of the 2024 Annual Meeting may dismiss any business that a shareholder attempts to bring before the meeting without complying with these procedures.

If the Company does not receive notice at its principal offices on or before April 26, 2024 of a shareholder proposal for consideration at the 2024 Annual Meeting, the proxies named by the Company's Board of Directors with respect to that meeting shall have discretionary voting authority with respect to that proposal.

The procedures for nominating a person for election as a director at the 2024 Annual Meeting are discussed under "Procedures for Shareholder Nominations of Directors" on page 15.

A proposal that any shareholder desires to have included in the Company's proxy statement of the 2024 Annual Meeting of shareholders must comply with the SEC's rules regarding shareholder proposals and be received by the Company no later than March 12, 2024. The notice requirements for bringing business before the 2024 Annual Meeting will be deemed satisfied by a shareholder if the shareholder complies with the SEC's rules regarding shareholder proposals and that shareholder's proposal is included in the Company's proxy statement for the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON AUGUST 24, 2023

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the related form of Proxy and the Annual Report to Shareholders may be accessed on the SEC Reports page of the Company's website at:
https://americanwoodmark.com/investors/financial-reporting.

By Order of the Board of Directors

Paul Joachimczyk
Secretary

July 10, 2023

Appendix A

AMERICAN WOODMARK CORPORATION 2023 STOCK INCENTIVE PLAN

1.Purpose. The purpose of this 2023 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of American Woodmark Corporation (the “Company”) by attracting and retaining employees and non-employee members of the Board of Directors through the use of stock incentive awards. It is believed that ownership of Company Stock will stimulate the efforts of those individuals upon whose judgment and interests the Company and its Subsidiaries are and will be largely dependent for the successful conduct of its business. It is also believed that the incentive awards granted to such individuals under this Plan will strengthen their desire to remain employed/continue service with the Company and/or its Subsidiaries and will further the identification of their interests with those of the Company and its Subsidiaries. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

The Plan replaces the American Woodmark Corporation 2016 Employees Stock Incentive Plan (the “Prior Employee Plan”) and the American Woodmark Corporation 2015 Non-Employee Directors Restricted Stock Unit Plan (the “Prior Director Plan”) (collectively, the “Prior Plans”). The Prior Plans will terminate as of the Effective Date of this Plan (the “Prior Plans Termination Date”). No further awards will be granted under the Prior Plans after the Prior Plans Termination Date; however, any awards previously granted under the Prior Plans that are outstanding as of the Prior Plans Termination Date will continue in effect in accordance with their terms and the terms of the Prior Plans.

2.Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)“Act” means the Securities Exchange Act of 1934, as amended.

(b)“Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that the Company or appropriate Subsidiary is required to withhold in connection with any Incentive Award.

(c)“Board” means the Board of Directors of the Company.

(d)“Change of Control” means the occurrence of any of the following events:

(i)The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below. For purposes of this Section 2(d), a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii)The consummation of a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the beneficial owners of the voting securities of the Company outstanding immediately prior thereto continuing to beneficially own at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iii)A change in the composition of the Board occurring within a two (2)-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors as of the Effective Date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(iv)The consummation of a complete liquidation of the Company or of a sale or disposition of all or substantially all of the Company’s assets.

(e)“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)“Committee” means the Compensation and Social Principles Committee of the Board, provided that, if any member of the Compensation and Social Principles Committee does not or would not qualify as an independent director for purposes of applicable law and exchange listing requirements, the Board shall designate the remaining members of the Compensation and Social Principles Committee (but not less than two members) as a subcommittee of the Compensation and Social Principles Committee to act as the Committee for purposes of the Plan.

(g)“Company” means American Woodmark Corporation, a Virginia corporation.

(h)“Company Stock” means common stock of the Company, no par value. In the event of a change in the capital structure of the Company (as provided in Section 16(a)), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)“Date of Grant” means the date on which the Committee grants an Incentive Award, or such later date specified by the Committee as the date as of which the grant of the Incentive Award is to be effective. Notice of a grant shall be provided to each Participant within a reasonable time after the date of such grant.

(j)“Disability” or “Disabled” shall mean permanent and total disability, unless otherwise defined in an Incentive Award agreement. The Committee shall determine whether a Disability exists, and such determination shall be conclusive.

(k)“Effective Date” means the date of the Company’s 2023 annual meeting of shareholders, provided the Plan is approved by the shareholders at such meeting.

(l)“Fair Market Value” means the closing price per share of the Company Stock on the NASDAQ Global Select Market. Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock is traded.

(m)“Incentive Award” means (i) a grant of Restricted Stock, (ii) a grant of a Non-statutory Stock Option, (iii) a grant of Restricted Stock Units, (iv) a Performance Grant, (v) a grant of Other Stock Based and Other Cash-Based Awards or (vi) a combination thereof.

(n)“Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances.

(o)“Non-statutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option and is so designated. All Options granted under the Plan shall be Non-statutory Stock Options.

(p)“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q)“Participant” means any employee of the Company or a Subsidiary or any non-employee member of the Board of Director who receives an Incentive Award under the Plan.

(r)“Performance Criteria” means any of the following: combined net worth; debt to equity ratio; earnings (before or after interest, taxes, deductions, depreciation and/or amortization); revenues; income (before or after taxes); cash flow, including free cash flow; return on total or invested capital, equity, revenue or assets; cost containment or reduction; stock price or stock price appreciation; total stockholder return; sales; margin or margin percentage; expense or expense ratio; turnover in accounts receivable, inventory or employees; employee retention; training compliance; and safety or safety compliance or any other financial metric the Committee deems appropriate. The financial metrics in the preceding sentence can be measured on an as reported (GAAP), gross, net, operating or pension adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth or per-share basis. The metrics may be set on a consolidated, segment, sector, subsidiary, division, or plant basis. The metrics may be measured including or excluding unusual or infrequent items such as restructuring charges, casual losses, insurance recoveries, and other similar items. Any of these metrics also may be based on peer comparisons.

(s)“Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Incentive Award that relates to one or more Performance Criteria.

(t)“Performance Grant” means an Incentive Award made pursuant to Section 10.

(u)“Plan” has the meaning set forth in Section 1.

(v)“Prior Plans” has the meaning set forth in Section 1.

(w)“Prior Director Plan has the meaning set forth in Section 1.

(x)“Prior Employee Plan” has the meaning set forth in Section 1.

(y)“Prior Plans Termination Date” has the meaning set forth in Section 1.

(z)“Restricted Stock” means a share of Company Stock that is granted pursuant to the terms of Section 6 and that is subject to the restrictions set forth in Section 6.

(aa)“Restricted Stock Unit” means the right to receive a share of Company Stock (or the value thereof in cash) in the future granted pursuant to the terms of Section 7.

(ab)“Share Reserve” shall have the meaning set forth in Section 4(a).

(ac)“Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, at least 50 percent of the combined voting power of all classes of equity securities.

(ad)“Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3.General. The following types of Incentive Awards may be granted under the Plan: Non-statutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Grants and Other Stock Based Awards and Other Cash Based Awards.

4.Share Reserve.

(a)Subject to Section 16(a) of the Plan, there shall be reserved for issuance under the Plan a number of shares of Company Stock that is equal to 660,000 plus (x) the total number of shares of Company Stock that are available for issuance (and not subject to an outstanding award) under the Prior Plans as of the Prior Plans Termination Date, plus (y) the total number of shares of Company Stock, if any, that are subject to an award that is outstanding under the Prior Plans as of the Prior Plans Termination Date that subsequently expires, is forfeited, lapses or otherwise terminates unexercised without the issuance of shares (the “Share Reserve”). Shares allocable to Incentive Awards, or portions thereof granted under the Plan, that expire, are forfeited, lapse or otherwise terminate unexercised without the issuance of shares shall not reduce the Share Reserve and may again be subjected to an Incentive Award under the Plan. In addition, shares of Company Stock underlying Incentive Awards that are settled in cash may again be subjected to an Incentive Awards under the Plan. Shares of Company Stock that are withheld from Incentive Award shares under the Plan in satisfaction of the exercise price of an Incentive Award or in satisfaction of Applicable Withholding Taxes shall reduce the Share Reserve and shall not be subjected to a new Incentive Award under the Plan. Mature Shares delivered to the Company or a Subsidiary in satisfaction of the exercise price of an Incentive Award under the Plan or in satisfaction of Applicable Withholding Taxes shall not increase the Share Reserve. The cash proceeds from Option exercises may not be used to repurchase Company Stock on the open market for reuse under the Plan.

(b)The Committee is expressly authorized to grant Incentive Awards to a Participant conditioned upon the surrender for cancellation of Incentive Awards previously granted to such Participant under the Plan. However, the Committee is expressly prohibited from repricing a previously granted Option without shareholder approval. For this purpose, “repricing” shall mean directly or indirectly reducing the exercise price of the original Option or exchanging underwater Options for other awards or cash, other than pursuant to Section 16(a) below.

(c)With respect to Participants who are non-employee members of the Board, no individual director will receive an award or awards for any given fiscal year with an aggregate grant date value in excess of $200,000.

5.Eligibility.

(a)All present and future employees of the Company or a Subsidiary (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or a Subsidiary and non-employee members of the Board shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 17, to select eligible individuals to receive Incentive Awards and to determine for each Participant the terms and conditions of each Incentive Award.

(b)The grant of an Incentive Award shall not obligate the Company or any Subsidiary to pay a Participant any particular amount of remuneration, to continue the employment or services of the Participant after the grant or to make further grants to the employee at any time thereafter.

6.Restricted Stock Awards.

(a)The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without receipt of consideration from Participants.

(b)No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s award agreement (which may include rights of repurchase) have lapsed or been removed pursuant to subsection (d) below.

(c)Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in subsection (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. With respect to dividends, unless otherwise specified in the award agreement, (i) any dividends or other distributions with respect to any outstanding shares of Restricted Stock that are payable in Company Stock shall be subject to the same restrictions as the underlying shares of Restricted Stock; and (ii) any dividends or other distributions payable in cash shall be paid to the Company, and the Company shall credit such dividends, without interest, to an unfunded bookkeeping account for the Participant, which account shall be subject to the same restrictions to which the underlying shares of Restricted Stock are subject, and which shall be distributable in cash upon and to the extent of the lapsing or removal of such restrictions, or forfeitable (as the case may be) upon and to the extent the underlying shares of Restricted Stock are forfeited, subject to Code Section 409A. Such bookkeeping account shall be paid, if at all, from the general assets of the Company, and the Participant’s right to receive any amounts credited to such account shall be solely that of an unsecured general creditor of the Company. Any certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement.

(d)The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in subsection (b) above shall lapse. The terms and conditions shall provide that the minimum restriction period for Restricted Stock shall be one (1) year from the Date of Grant. Such terms and conditions may also include, or the Committee may provide for, the whole or partial lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

7.Restricted Stock Unit Awards.

(a)The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant.

(b)Restricted Stock Units may be payable in shares of Company Stock or in cash or in any combination thereof, or the Committee may reserve the right in the award agreement to determine the medium of payment at the time of payment. A cash payment of a Restricted Stock Unit shall be equal to the Fair Market Value of a share of Company Stock as of the date of payment. Delivery of Company Stock in payment of Restricted Stock Units may be subject to additional conditions established in the award agreement.

(c)The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. The minimum vesting period for Restricted Stock Units shall be one (1) year from the Date of Grant. The vesting conditions may include the achievement of a Performance Goal. Such conditions may also include, or the Committee may provide for, the whole or partial vesting of such award as a result of the disability, death or retirement of the Participant or the occurrence of a Change of Control.

(d)A Participant shall not have any of the rights of a shareholder with respect to an award of Restricted Stock Units unless and until shares of Company Stock are issued to the Participant (as evidenced by the issuance of a stock certificate or the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) pursuant to such award and all requirements with respect to the issuance of such shares have been satisfied.

(e)The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Unless otherwise provided in the award agreement, dividend equivalents shall be credited to the Participant as additional Restricted Stock Units, subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid. Dividends or other distributions paid in Company Stock shall be converted into additional Restricted Stock Units on a share-per-share basis. Dividends or other distributions paid in cash shall be converted into additional Restricted Stock Units by dividing the amount of the dividend or other distribution to which the Participant is entitled by the Fair Market Value of a share of Company Stock on the dividend payment date.

8.Stock Options.

(a)The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become the stock option agreement between the Company and the Participant.

(b)The exercise price per share of Company Stock covered by an Option shall not be or (except as provided in Section 16(a)) ever become less than 100% of the Fair Market Value of such share on the Date of Grant.

(c)Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding Change of Control as the Committee deems appropriate.

(d)Modification of Options Generally Prohibited.

(i)Notwithstanding any provision of this Plan or any stock option agreement to the contrary, no Modification shall be made in respect to any Option, if such Modification would result in the Option constituting a deferral of compensation or having an additional deferral feature within the meaning of Treas. Regs. § 1.409A-1(b)(5)(v)(B) or any successor provision.

(ii)Subject to subsection (iii), a “Modification” for purposes of Options in subsection (i) shall mean any change in the terms of the Option (or change in the terms of the Plan or applicable agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, or an additional deferral feature, or an extension or renewal of the Option, regardless of whether the holder in fact benefits from the change in terms. An extension of an Option refers to the granting to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed. A renewal of an Option is the granting by the Company of the same rights or privileges contained in the original Option on the same terms and conditions.

(iii)Notwithstanding subsection (ii), it is not a Modification to change the terms of an Option in any of the ways or for any of the purposes specifically described in Treas. Regs. § 1.409A-1(b)(v), or any successor provision, as not resulting in a modification, extension or renewal of a stock right, or the granting of a new stock right, for purposes of that section.

9.Method of Exercise of Options.

(a)Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option the Participant wishes to exercise. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the Committee or the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale proceeds with respect to the sale of Company Stock, the amount necessary to pay the exercise price and any Applicable Withholding Taxes.

(b)Until the Participant has made any required payment, including any Applicable Withholding Taxes, and the shares are actually issued (as evidenced by the issuance of a stock certificate or by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), he or she shall possess no shareholder rights with respect to the shares. The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws.

10.Performance Grants.

(a)The Committee may make grants of Performance Grants to Participants. Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set in an annual bonus plan or other similar document.

(b)The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c)The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during an applicable performance period the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d)The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Performance Grant. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e)Performance Grants will be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Company Stock that has a greater Fair Market Value than the cash award, and the Performance Grant may impose restrictions on the Company Stock issued under the election.

(f)Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g)A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

11.Other Stock-Based Awards and Other Cash-Based Awards. The Committee may grant to a Participant, alone or in tandem with other Incentive Awards, in such amounts and on such terms as the Committee shall from time to time determine (a) unrestricted Company Stock, rights to receive future grants of Incentive Awards, or other Incentive Awards denominated in Company Stock of the Company (including performance shares or performance units), or Incentive Awards that provide for cash payments based in whole or in part on the value or future value of shares of Company Stock (“Other Stock-Based Awards”) and (ii) Incentive Awards denominated and/or payable in cash, including cash awarded as a bonus or upon the attainment of specific performance criteria or as otherwise permitted by the Plan or as contemplated by the Committee (“Other Cash-Based Awards”). Each Other Stock-Based Award and Other Cash-Based Awards shall be evidenced by a grant agreement, which may include such conditions as the Committee may determine, including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Company Stock on the Date of Grant. All such Incentive Awards in this Plan Section that are subject to Code Section 409A will comply with such requirements.

12.Dividends and Dividend Equivalents. Along with the Incentive Award, the Participant may be granted dividends or dividend equivalents based on the dividends declared on shares of Company Stock that are subject to any Incentive Award. Such amounts are to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Dividend equivalents will be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee, but in all cases in compliance with rules under or an exception from Code Section 409A. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid to the extent the Incentive Award becomes vested. Under no circumstances may dividend equivalents be granted for any Option.

13.Withholding Taxes. Each Participant shall agree at the time his or her Incentive Award is granted, and as a condition thereof, to pay to his or her employer, or make arrangements satisfactory to his or her employer regarding the payment of, Applicable Withholding Taxes. No restrictions shall be removed from any Restricted Stock and no shares shall be issued under any other type of Incentive Award until such Applicable Withholding Taxes have been paid or such arrangements have been made. Applicable Withholding Taxes shall be paid in cash, or if the Committee or the award agreement so provides, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company cancel any Restricted Stock or retain that number of shares of Company Stock otherwise issuable under any other type of Incentive Award, in each case that would satisfy all or a specified portion of the statutory minimum required amount of Applicable Withholding Taxes (or such greater amount of Applicable Withholding Taxes as may be permitted by applicable accounting standards without resulting in the classification of the Incentive Award as a “liability” award for accounting purposes), based on the Fair Market Value of such shares on the date of such delivery or cancellation or the date on which shares would otherwise have been issued, as the case may be. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change at any time any such election procedures.

14.Nontransferability of Incentive Awards. Except as may otherwise be provided by the Committee, Incentive Awards may not be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of by the Participant except by will or by the laws of descent and distribution. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

15.Termination; Amendment. If not sooner terminated by the Board, this Plan shall terminate at the close of business on July 31, 2033. No Incentive Awards shall be granted under the Plan after its termination. All

Incentive Awards prior to August 1, 2033 will remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by applicable law or exchange listing requirements, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 16(a)), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with applicable law and exchange listing requirements. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

16.Change in Capital Structure.

(a)In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price and other terms and relevant provisions of Incentive Awards shall be proportionately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award or a fractional cent in the exercise price of any unexercised Option, the Committee shall round down the number of shares covered by the Incentive Award and to the nearest whole share and round up the exercise price of any unexercised Option to the nearest whole cent.

(b)If the Company experiences a Change in Control described in Section 2(d)(ii) or (iv), or is otherwise a party to a consolidation or a merger in which the Company is not the surviving entity (including a reverse merger in which the Company is the surviving entity but the Company Stock is converted into other property or cash), a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, and if the surviving entity or parent thereof does not agree before the occurrence of any such transaction to continue and assume the outstanding Incentive Awards under the Plan, or if the Incentive Awards would not continue for any other reason after the consummation of such transaction, then, upon the consummation of such transaction (or sufficiently in advance of the consummation of such transaction if necessary or appropriate to allow the Participants to realize the intended benefits of such awards), the Committee may take such actions with respect to outstanding Incentive Awards as it deems appropriate, including without limitation providing for the immediate vesting of any such award (provided however that immediate vesting may only occur if either (i) the Participant is terminated in connection with the Change in Control (as determined by the Committee), or the successor entity fails to assume or replace the Incentive Awards with similar awards with the same economically equivalent value (in accordance with applicable equity award replacement requirements of Code Section 409A)), the removal of any restrictions with respect to any such award, or the payment or settlement of any such award in cash; provided, however, that if any such Incentive Award vests or is payable subject to the attainment of Performance Goals and if the applicable performance period has not ended as of the date of such transaction, then such Incentive Award shall vest upon the consummation of such transaction either (i) on a pro-rata basis based on target performance and the Participant’s days of service during the entire performance period, or (ii) based on actual performance through the date of such transaction, as determined by the Committee.

(c)Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

17.Administration of the Plan.

(a)The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award as the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees shall receive

Incentive Awards and the time or times when Incentive Awards shall be granted; (ii) the treatment of Incentive Awards upon consummation of a transaction described in Section 16(b) above; (iii) the number of shares of Company Stock to be covered by each Incentive Award; (iv) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested; (v) when Options may be exercised; (vi) whether a Disability exists; (vii) the manner in which payment of the exercise price will be made upon the exercise of Options; (viii) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted; (ix) the manner in which payment of Applicable Withholding Taxes will be made; (x) the terms and conditions applicable to Restricted Stock and Restricted Stock Unit awards, including the establishment of Performance Goals; (xi) the terms and conditions on which restrictions upon Restricted Stock shall lapse or be removed and on which Restricted Stock Units shall vest and be paid; (xii) the extent to which any Performance Criteria shall be used and weighted in determining achievement of Performance Goals; (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan; (xiv) the extent to which information shall be provided to Participants about available tax elections; and (xv) any additional requirements relating to Incentive Awards that the Committee deems appropriate. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required as provided in Sections 15 or 16(c) or if such amendment is for the purpose of complying with applicable law and exchange listing requirements.

(b)The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee may delegate any of its powers or duties hereunder to any subcommittee or any employee or employees of the Company, provided it shall not delegate authority to grant Incentive Awards except as permitted by applicable law and exchange listing requirements.

(c)A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

18.Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

19.Unfunded Status of Plan. It is intended that the Plan shall constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver stock or make payments; provided, however, that the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

20.Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under applicable laws. If such stockholder approval is not obtained, all Incentive Awards granted under the Plan shall be cancelled.

21.Successors. All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company

22.Interpretation. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction.

23.Code Section 409A.

(a)The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

(b)No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) are permitted under this Plan. Instead, any such elective deferrals of compensation shall only be permitted pursuant to the Company’s applicable nonqualified deferred compensation plan.

(c)To the extent any of the Incentive Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:

(i)If the Company decides that the payment of compensation under this Plan is deferred compensation within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.

(ii)Payment of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, (i.e., the Participant’s separation from service, the Participant’s becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the grant agreement, a Change in Control.

(iii)Incentive Awards that are “deferred compensation” shall be administered in accordance with the requirements of Code Section 409A(a)(2)(A)(i), which prohibits the distribution of compensation subject to Code Section 409A to a “specified employee” of a publicly traded company any earlier than six months after the date of separation of service in the case of a distribution by reason of a separation of service.

(iv)Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becomes disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).

24.Recovery of Awards. Notwithstanding any provisions in this Plan to the contrary, any compensation, payments, or benefits provided hereunder (or profits realized from the sale of Company Stock delivered hereunder), whether in the form of cash or otherwise, shall be subject to recoupment and recapture to the extent necessary to comply with the requirements of any Company-adopted policy and/or laws or regulations, including, but not limited to, the Securities Exchange Act of 1934, Section 304 of the Sarbanes Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the NASDAQ Stock Market rules or regulations promulgated thereunder with respect to such laws, regulations and/or securities exchange listing requirements, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to such compensation, payments or benefits and recovery of amounts relating thereto. Each Participant will be required to agree with the foregoing and acknowledge that he or she is subject to (including retroactively), obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover, recoup or recapture such compensation, payments or benefits pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover, recoup or recapture these amounts from past or future compensation, without any additional consideration or cooperation from the Participant.

American Woodmark VOTE

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3 and 4 and for 1 YEAR on Proposal 5.

Nominee	For	Against	Abstain
01 - Latasha M. Akoma	☐	☐	☐
02 - Andrew B. Cogan	☐	☐	☐
03 - M. Scott Culbreth	☐	☐	☐
04 - James G. Davis, Jr.	☐	☐	☐
05 - Daniel T. Hendrix	☐	☐	☐
06 - David A. Rodriguez	☐	☐	☐
07 - Vance W. Tang	☐	☐	☐
08 - Emily C. Videtto	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
5. To approve on an advisory basis the frequency of future advisory votes on the Company's executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03UHWB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — AMERICAN WOODMARK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 24, 2023, AT 9:00 A.M., AT AMERICAN WOODMARK CORPORATION, 561 SHADY ELM ROAD, WINCHESTER, VIRGINIA.

The undersigned hereby appoints Emily C. Videtto and James G. Davis, Jr. (each with power to act alone and with power of substitution) as proxies, and hereby authorizes them to represent and vote, as directed on the reverse side, all the shares of Common Stock of American Woodmark Corporation held of record by the undersigned on June 20, 2023, at the Annual Meeting of shareholders to be held on August 24, 2023, at 9:00 a.m., at American Woodmark Corporation, 561 Shady Elm Road, Winchester, Virginia, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4, and for 1 YEAR on Proposal 5, and in the proxies' discretion on any other matters coming before the meeting.

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